UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

MOODY NATIONAL REIT II, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required.

☒	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

9655 Katy Freeway, Suite 600 Houston, Texas 77024 www.moodynationalreit.com

Moody National REIT II, Inc.	July 3, 2025

Dear Stockholder:

On behalf of our Board of Directors, I cordially invite you to attend the 2025 Annual Meeting of Stockholders of Moody National REIT II, Inc., to be held on September 30, 2025, at 9:30 A.M., Central Time, at 9655 Katy Freeway, Suite 3140, Houston, Texas 77024. We look forward to your attendance.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement include information on the matters to be voted on at the 2025 Annual Meeting of Stockholders. Our Board of Directors has fixed the close of business on July 3, 2025 as the record date for the determination of stockholders entitled to notice of and to vote at the 2025 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Your vote is very important. Regardless of the number of our shares you own, it is important that your shares be represented at the 2025 Annual Meeting of Stockholders. ACCORDINGLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS IN PERSON, I URGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may do this by completing, signing and dating the accompanying proxy card and returning it in the accompanying self-addressed postage-paid return envelope. You may also electronically submit your proxy by internet at www.proxyvote.com or by telephone by calling 800-690-6903 and following the instructions provided.

Please follow the voting directions provided in the proxy statement. This will not prevent you from voting in person at the 2025 Annual Meeting of Stockholders but will assure that your vote will be counted if you are unable to attend the 2025 Annual Meeting of Stockholders.

YOUR VOTE COUNTS. THANK YOU FOR YOUR ATTENTION TO THIS MATTER, AND FOR YOUR CONTINUED SUPPORT OF, AND INTEREST IN, OUR COMPANY.

Sincerely,

Chief Executive Officer, Chairman of the Board, and President

9655 Katy Freeway, Suite 600
Houston, Texas 77024

(713) 977-7500

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Moody National REIT II, Inc., a Maryland corporation (referred to herein as the “Company,” “we,” “our,” or “us”), will be held on September 30, 2025 at 9:30 A.M., Central Time, at 9655 Katy Freeway, Suite 3140, Houston, Texas 77024, for the following purposes:

1.

To approve a plan of complete liquidation and dissolution of the Company, as more fully described in the accompanying proxy statement (the “Plan of Liquidation”). The proposal related to the Plan of Liquidation is referred to herein as the “Plan of Liquidation Proposal.” The principal purpose of the Plan of Liquidation is to provide liquidity to our stockholders by selling our properties, paying our debts and distributing any net proceeds from liquidation to our stockholders.

Our board of directors (“Board”) recommends a vote FOR the Plan of Liquidation Proposal.

2.

To elect to our Board the five director nominees named in the attached proxy statement to serve until our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

Our Board recommends a vote FOR each nominee.

3.

To ratify the appointment of Frazier & Deeter, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Our Board recommends a vote FOR the ratification of the appointment of Frazier & Deeter, LLC as our independent registered public accounting firm for the year ending December 31, 2025.

4.

To vote on a proposal that would permit us to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the Annual Meeting, and subsequently, to adjourn the Annual Meeting, to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the Annual Meeting (the “Adjournment Proposal”).

Our Board recommends a vote FOR the Adjournment Proposal.

5.	To transact such other business properly coming before the Annual Meeting or any adjournment or postponement thereof. Our Board does not know of any matters that may be voted upon at the Annual Meeting other than the matters set forth above.

The foregoing items are discussed in the following pages, which are made part of this notice. Stockholders of record at the close of business on July 3, 2025 are entitled to vote at the Annual Meeting.

You may obtain directions to attend the Annual Meeting by calling investor services at 1-800-510-7348.

The proxy statement and proxy card are being mailed to you on or about July 7, 2025. Please sign and date the accompanying proxy card and return it promptly in the accompanying self-addressed postage-paid return envelope whether or not you plan to attend. You may also submit your proxy by internet at www.proxyvote.com or by telephone by calling 800-690-6903. Instructions are included with the proxy card. Your vote is important to us and we therefore urge you to submit your ballot early. You may revoke your proxy at any time prior to its exercise. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have returned your proxy card or authorized a proxy electronically.

YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

i

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 30, 2025.

Our proxy statement, form of proxy card and Annual Report for the year ended December 31, 2024, are available at:

www.proxyvote.com, and can be accessed by using the 16-digit control number and following the instructions located on the enclosed proxy card.

ii

ANNEX A – PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION	A-1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING,

VOTING AND THE PLAN OF LIQUIDATION

The following are certain questions that you, as a stockholder of Moody National REIT II, Inc. (referred to herein as the “Company,” “we,” “our,” or “us”), may have regarding our 2025 Annual Meeting of Stockholders (the “Annual Meeting”), voting and the Plan of Liquidation (as defined below), and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement because the information in this section may not provide all the information that might be important to you with respect to the proposals being considered at the Annual Meeting. Additional important information is also contained in the annexes to, and the documents incorporated by reference in, this proxy statement.

Questions About the Annual Meeting and Voting

Q:	Why did you send me this proxy statement?
A:	We are sending you this proxy statement and the enclosed proxy card because our board of directors (our “Board”) is soliciting your proxy to vote your shares of our common stock at the Annual Meeting. You owned shares of record of our common stock at the close of business on July 3, 2025, the record date for the Annual Meeting (the “Record Date”), and, therefore, are entitled to vote at the Annual Meeting. This proxy statement includes information that is designed to assist you in voting on the matters to be presented to be presented at the Annual meeting.
Q:	What is a proxy?
A:	A proxy is a person who votes the shares of stock of another person who is not able to attend a meeting of stockholders. The term “proxy” also refers to the proxy card or other method of appointing a proxy. When you submit your proxy, you are appointing Brett C. Moody and Robert W. Engel, each of whom is one of our executive officers, as your proxies, and you are giving them permission to vote your shares of our common stock at the Annual Meeting. The appointed proxies will vote your shares of our common stock as you instruct, unless you submit your proxy without instructions. If you submit your proxy without instructions, with respect to any other proposals to be voted upon, the proxies will vote in accordance with the recommendations of our Board or, in the absence of such recommendations, in their discretion. If you do not submit your proxy, they will not vote your shares of our common stock. This is why it is important for you to return the proxy card to us (or submit your proxy via fax, telephone or internet) as soon as possible whether or not you plan on attending the Annual Meeting.
Q:	When is the Annual Meeting and where will it be held?
A:	The Annual Meeting will be held on September 30, 2025 at 9:30 A.M., Central Time, at 9655 Katy Freeway, Suite 3140, Houston, Texas 77024.
Q:	What is the purpose of the Annual Meeting?
A:	At the Annual Meeting, stockholders will vote upon the following:
●

The proposed plan of complete liquidation and dissolution of the Company, as more fully described in this proxy statement (the “Plan of Liquidation”). The proposal relating to the Plan of Liquidation is referred to herein as the “Plan of Liquidation Proposal.”

●	the election to our Board of the five director nominees named in this proxy statement to serve until our 2026 Annual Meeting of Stockholders and until their successors are duly elected and qualified.
●	the ratification of the appointment of Frazier & Deeter as our independent registered public accounting firm for the fiscal year ending December 31, 2025.
●	A proposal that would permit us (a) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the Annual Meeting, and (b) subsequently, to adjourn the Annual Meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the Annual Meeting (the “Adjournment Proposal”).

In addition, we will attend to such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Q:	What is our Board’s voting recommendation?

A:	Unless you give other instructions on your proxy card, the individuals named on the card as proxy holders will vote in accordance with the recommendation of our Board. Our Board recommends that you vote your shares of our common stock:

● “FOR” the Plan of Liquidation Proposal.

● “FOR” all five director nominees to our Board;
● “FOR” the ratification of the appointment of Frazier & Deeter as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
● “FOR” the Adjournment Proposal.
Q:	Who is entitled to vote at the Annual Meeting?
A:

Anyone who is a stockholder of record at the close of business on the Record Date, or who holds a valid proxy for the Annual Meeting, is entitled to vote at the Annual Meeting. In order to be admitted to the Annual Meeting, you must present proof of ownership of our stock on the Record Date. Such proof can consist of: a brokerage statement or letter from a broker indicating ownership on the Record Date; a proxy card; a voting instruction form; or a legal proxy provided by your broker or nominee. Any holder of a proxy from a stockholder must present the proxy card, properly executed, and a copy of the proof of ownership.

Each outstanding share of our common stock entitles its holder to cast one vote on each proposal to be voted on during the 2024 Annual Meeting.

Q:	How many shares of common stock are outstanding?
A:	As of July 3, 2025, there were 13,640,429 shares of our common stock issued and outstanding and entitled to be cast at the Annual Meeting.
Q:	How many votes do I have?
A:	You are entitled to one vote for each share of common stock you held as of the Record Date.
Q:	What constitutes a quorum?
A:

The presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast at the Annual Meeting constitute a quorum. No business may be conducted at the Annual Meeting if a quorum is not present. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials. Broker non-votes and abstentions will also be considered present for the purpose of determining whether we have a quorum.

If a quorum is not present at the Annual Meeting, the chairman of the meeting may adjourn the Annual Meeting to another date, time or place, not later than 120 days after the original Record Date. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken.

Q:	What vote is required to approve each proposal that comes before the Annual Meeting?
A:	The following votes will be required at the Annual Meeting for each of the proposals that come before the Annual Meeting:
●

Plan of Liquidation Proposal — The affirmative vote of a majority of all of the shares of common stock entitled to vote on the Plan of Liquidation Proposal is required for approval of the Plan of Liquidation Proposal. As a result, abstentions and broker non-votes (discussed below), if any, will have the effect of a vote against the Plan of Liquidation Proposal. If you submit a proxy card with no further instructions, your shares will be voted FOR the Plan of Liquidation Proposal.

● Election of Directors — The affirmative vote of a majority of the shares entitled to vote that are present in person or by proxy at the Annual Meeting is required for the election of each nominee for director. As a result, abstentions and broker non-votes, if any, will have the effect of a vote against the nominees. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he or she will continue to serve as a “holdover” director until his successor is duly elected and qualifies. If you submit a proxy card with no further instructions, your shares will be voted FOR each of the nominees.
● Ratification of Appointment of Independent Auditors — The affirmative vote of a majority of all votes cast at the Annual Meeting is required to approve the ratification of the appointment of Frazier & Deeter. As a result, abstentions, if any, will have no impact on the proposal to ratify the appointment of Frazier & Deeter. Your shares may be voted on for this proposal if they are held in the name of a brokerage firm even if you do not provide the brokerage firm with voting instructions. If you submit a proxy card with no further instructions, your shares will be voted FOR the ratification of the appointment of Frazier & Deeter LLP as our independent registered public accounting firm for the year ending December 31, 2025.
●

Adjournment Proposal — The affirmative vote of a majority of all votes cast at the Annual Meeting is required to approve the Adjournment Proposal. As a result, abstentions and broker non-votes, if any, will have no impact on this proposal. If you submit a proxy card with no further instructions, your shares will be voted FOR the Plan of Adjournment Proposal.

There is no cumulative voting for these proposals, and appraisal rights are not applicable to the matters being voted upon.

Q:	Can I attend the Annual Meeting?

A:

You are entitled to attend the Annual Meeting if you were a stockholder of record or a beneficial holder as of the close of business on the Record Date, or if you hold a valid legal proxy for the Annual Meeting. If you are the stockholder of record as of the Record Date, your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting. You should be prepared to present photo identification for admission. If you are a beneficial holder, you will need to provide proof of beneficial ownership on the Record Date as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

No cameras or recording equipment will be permitted at the Annual Meeting.

Q:	How do I vote my shares at the Annual Meeting if I am a registered stockholder?

A:	If you are a registered stockholder (that is, if your shares are registered on our records in your name and not in the name of your broker or nominee), you may vote your shares of our common stock in the following manner:

	●	Authorizing a Proxy by Mail — Stockholders may authorize a proxy by completing the accompanying proxy card and mailing it in the accompanying self-addressed postage-paid return envelope.

	●	Authorizing a Proxy by Telephone — Stockholders may authorize a proxy by calling 800-690-6903 and following the instructions provided.

	●	Authorizing a Proxy by Internet — Stockholders may authorize a proxy by completing the electronic proxy card at www.proxyvote.com.

	●	Voting in Person at the Annual Meeting — Stockholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to those stockholders who want to vote at the meeting.

Q:	How do I vote my shares if I hold my shares in “street name?”
A:	If your shares of our common stock are held by a bank, broker or other nominee (that is, in “street name”), you are considered the beneficial owner of your shares and you should refer to the instructions provided by the bank, broker or other institution that holds your shares regarding how to provide instructions on how your shares will be voted. In addition, because a beneficial owner is not the stockholder of record, you may not vote shares of our common stock held by a bank, broker or nominee in street name at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.
Q:	What is a “broker non-vote”?
A:

A “broker non-vote” occurs when a broker holding stock on behalf of a beneficial owner submits a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that particular proposal and has not received instructions from the beneficial owner. Brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters, such as the approval of the Plan of Liquidation Proposal and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares. Broker non-votes will be considered as “present” for purposes of determining a quorum. Broker non-votes will have the effect of a vote AGAINST the Plan of Liquidation Proposal. Because brokers have discretionary authority to vote for the ratification of the appointment of Frazier & Deeter LLP as our independent registered public accounting firm, in the event they do not receive voting instructions from the beneficial owner of the shares, there will not be any broker non-votes with respect to that proposal.

Your broker will send you information to instruct it on how to vote on your behalf. If you do not receive a voting instruction card from your broker, please contact your broker promptly to obtain a voting instruction card. Your vote is important to the success of the proposals. We encourage all of our stockholders whose shares are held by a broker to provide their brokers with instructions on how to vote.

Q:	Can I revoke my proxy after I return my proxy card or after I authorize a proxy by telephone or internet?
A:	If you are a stockholder of record at the close of business on the Record Date, you may revoke your proxy at any time before the proxy is exercised at the Annual Meeting by:

● delivering to our Secretary a written notice of revocation, provided such statement is received no later than September 29, 2025;

● returning a properly signed proxy bearing a later date, provided such proxy is received no later than September 29, 2025;

● authorizing a proxy again via the internet or by telephone at a later time before the closing of those voting facilities on September 29, 2025; or
● attending the Annual Meeting and voting in person (although attendance at the Annual Meeting by itself will not cause your previously granted proxy to be revoked unless you specifically so request).

We will honor the proxy card or authorization with the latest date.

If your shares of our common stock are held in “street name,” you will need to contact the institution that holds your shares and follow its instructions for revoking a proxy.

Q:	What happens if additional proposals are presented at the Annual Meeting?
A:	Other than the matters described in this proxy statement, we do not expect any additional matters to be presented at the Annual Meeting. If other matters are property presented for consideration at the Annual Meeting and you are voting by proxy, the individuals named as proxy holders in your proxy card will have the discretion to vote on those matters for you.
Q:	Will my vote make a difference?
A:	Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of shares of our common stock. As a result, a large number of our stockholders must be present in person or by proxy at our annual meetings to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder proxies. We encourage you to participate in our governance and welcome your attendance at the Annual Meeting.
Q:	How is this solicitation being made and who will bear the costs of soliciting votes for the Annual Meeting?
A:

This solicitation is being made primarily by the mailing of these proxy materials. Supplemental solicitations may be made by mail or telephone by our officers and employees of our Advisor, who will receive no extra compensation for their services. Additionally, we have retained Broadridge Financial Solutions, Inc. (“Broadridge”), a proxy solicitation firm, to assist us in the proxy solicitation process. If you need any assistance, or have any questions regarding the proposals or how to cast your vote, you may contact Broadridge at 800-574-5897.

Our directors and employees of the Advisor or its affiliates will not be paid any additional compensation for soliciting proxies. We will pay all of the costs of soliciting these proxies, including the cost of Broadridge’s services. We anticipate that for Broadridge’s solicitation services we will pay approximately $67,000, plus reimbursement of Broadridge’s out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy solicitation materials to our stockholders.

Q:	Who will count the votes cast at the Annual Meeting?
A:	A representative of American Election Services, LLC will tabulate the votes and act as Inspector of Elections.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will report voting results from the Annual Meeting by filing a current report on Form 8-K with the Securities and Exchange Commission (the “SEC”) within four business days following the date of the Annual Meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Q:	Where can I find more information?

A:	Additional information about us can be obtained from the various sources described under “Where You Can Find More Information” in this proxy statement.

Q:	If I share my residence with another stockholder, how many copies of the proxy statement should I receive?

A:	The SEC has adopted rules concerning the delivery of disclosure documents which allow us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” These rules benefit both our stockholders and our company. It reduces the volume of duplicative information received at your household and helps us reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Investor Services at 1-800-510-7348 or write to us at 9655 Katy Freeway, Suite 600, Houston, Texas 77024, Attention: Investor Service. If you are a stockholder that receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent.

Questions About the Plan of Liquidation Proposal

Q:	What is the Plan of Liquidation?

A:

The Plan of Liquidation authorizes us to undertake an orderly liquidation. In an orderly liquidation, we would sell all of our assets, pay all of our known liabilities, establish reserves and otherwise provide for the payment of our unknown or contingent liabilities, distribute any remaining cash to our stockholders, wind up our operations and legally dissolve.

We cannot guarantee the amount, if any, of liquidating distributions that we may pay to our stockholders during the liquidation process. We will pay the final liquidating distribution, if any, after we sell all of our assets, pay or provide for all of our known liabilities and provide for unknown liabilities. We will file articles of dissolution (“Articles of Dissolution”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”), our jurisdiction of incorporation, following the sale of all or substantially all of our assets and the satisfaction of or provision for all our outstanding liabilities. Our Board, in its sole discretion, will determine the timing for the filing of the Articles of Dissolution. We expect to complete these activities within 24 months after stockholder approval of the Plan of Liquidation. However, the completion of these activities may be delayed due to the ongoing challenges affecting the U.S. commercial real estate industry, especially as it pertains to hospitality properties, including rising interest rates and inflation (or the perception that any of these events may continue), a downturn in the economy, a lack of lending activity in the debt markets which may impact the ability of buyers for our properties to obtain favorable financing, and potential changes in travel behavior, corporate budgets and consumer demand that could materially and adversely affect the demand for select-service hospitality properties.

Our Board has directed that the Plan of Liquidation, including the sale of all or substantially all of our assets and the dissolution of the Company, be submitted to our stockholders for approval at the Annual Meeting. The Plan of Liquidation will become effective upon approval of the Plan of Liquidation by the affirmative vote of the holders of at least a majority of the shares of common stock outstanding and entitled to vote thereon at the Annual Meeting.

Q:	What are the key provisions of the Plan of Liquidation?

A:	The Plan of Liquidation provides, in pertinent part, that, among other things:

●    The Plan of Liquidation will become effective upon the approval thereof by our stockholders. The date of our stockholders’ approval of the Plan of Liquidation referred to herein as the “Effective Date.”

●    The Plan of Liquidation authorizes us to do every act necessary or advisable to sell all of our assets, pay all of our known debts and liabilities (including all expenses incidental to the Plan of Liquidation, including all counsel fees, accountants’ fees, advisory fees and such other fees and taxes as are necessary to effectuate the Plan of Liquidation), establish reserves, obtain insurance and otherwise provide for the payment of our unknown or contingent liabilities, distribute any remaining cash to our stockholders, wind up our operations and legally dissolve.

●    We will be authorized to sell all of our assets upon such terms we deem advisable. Although we currently anticipate that we will sell our assets for cash and our discussion in this proxy statement contemplates that we will receive cash for the sale of our assets, the Plan of Liquidation provides that our assets may be sold for cash, notes or such other assets as may be conveniently liquidated or distributed to our stockholders.

●    We expect to distribute all of the net proceeds, if any, from our liquidation to you within 24 months after the Effective Date. However, the sale of our assets and distribution of any net proceeds may be delayed. If we cannot sell our assets and pay our debts within 24 months of the Effective Date, or if our Board determine that it is otherwise advisable to do so, we may transfer and assign our remaining assets to a liquidating trust. Upon such transfer and assignment, our stockholders will receive beneficial interests in the liquidating trust. The liquidating trust will pay or provide for all of our liabilities and distribute any remaining net proceeds from liquidation to the holders of beneficial interests in the liquidating trust.

●    Prior to the acceptance of the Articles of Dissolution by the SDAT, our Board may terminate the Plan of Liquidation for any reason. Notwithstanding approval of the Plan of Liquidation by our stockholders, our Board or, if a liquidating trust is established, the trustees of the liquidating trust, may make certain modifications or amendments to the Plan of Liquidation without further action by or approval of our stockholders to the extent permitted under law.

●    Upon our complete liquidation and the acceptance of our Articles of Dissolution by SDAT as contemplated by the Plan of Liquidation, all issued and outstanding shares of our common stock will be canceled and no longer deemed outstanding and all rights of the holders thereof as our stockholders will automatically cease and terminate.

For more information, see “Proposal 1: The Plan of Liquidation Proposal,” and the Plan of Liquidation, a copy of which is attached hereto as Annex A.
Q:	What will happen if the Plan of Liquidation Proposal is not approved by our stockholders?

A:

Pursuant to our charter and applicable law, we cannot complete the sale of all of our assets or our dissolution pursuant to the terms of the Plan of Liquidation unless our stockholders approve the Plan of Liquidation Proposal as described herein. If the Plan of Liquidation Proposal is not approved by our stockholders, our Board will meet to determine what other alternatives to pursue in the best interest of our company and our stockholders, including, without limitation, continuing to operate under our current business plan or seeking stockholder approval of a plan of liquidation at a future date.

If we continue to operate under our current business plan, we expect to experience a continued decrease in cash flow due to the fixed costs associated with running a public REIT, the costs of maintaining our remaining properties, significant maturing debt in the near term, and asset dispositions (whether through asset sales or foreclosure actions initiated by lenders). The operating income from our remaining hotel properties no longer covers debt service payments on the loans secured by our properties. We do not anticipate any near-term recovery in value of such properties and with our limited cash on hand we may not be able to meet our debt service obligations or pay the full amount outstanding on the loans secured by such properties upon maturity. These conditions raise substantial doubt about our ability to continue to operate under our current business plan. It is highly likely that if we do not complete the sale of all of our assets as described in the Plan of Liquidation Proposal described herein that one or more properties will be foreclosed upon by the applicable lenders.

Effective May 6, 2025, following a default under the loan documents related to a missed debt service payment, the borrower under the mortgage loan secured by the Hilton Garden Inn Austin relinquished ownership of the property to the lender in a foreclosure transaction. The mortgage loan secured by the Hilton Garden Inn Austin matured in December 2024. The lender had agreed to temporarily forbear the exercise of any of its remedies while we attempted to finalize the terms of a replacement loan with a new lender. No such lender was found, and the Hilton Garden Inn Austin was currently valued at less than the outstanding mortgage debt on the property. We did not anticipate any near-term recovery in the property’s value and with our limited cash on hand we were unable to meet our debt service payments or repay the full amount outstanding on the loan through refinancing of the existing debt. If the Plan of Liquidation is not approved and we continue to operate under the current business plan, additional lenders may initiate foreclosure proceedings due to our inability to repay such loans upon maturity or refinance such loans prior thereto, as was the case with the Hilton Garden Inn property.

Q:	Do I have appraisal or dissenters’ rights in connection with the Plan of Liquidation?

A:	Pursuant to Maryland law and our charter, you are not entitled to appraisal or dissenters rights (or rights of an objecting stockholder) in connection with the Plan of Liquidation.

Q:	Have you entered into agreements to sell your assets?

A:	As of the date of this proxy statement, we are party to an agreement to sell one of our remaining properties, the Residence Inn Houston Medical Center, for an aggregate purchase price, subject to certain adjustments, of $33,000,000. The sale of the Residence Inn Houston Medical Center is not subject to the approval of the Plan of Liquidation by our stockholders and will be completed, subject to the satisfaction of all closing conditions, regardless of whether our stockholders approve the Plan of Liquidation Proposal. See “Proposal No. 1.: Plan of Liquidation Proposal.”
Q:	What is a liquidating trust?

A:	As discussed herein, the Plan of Liquidation provides that we may form a liquidating trust. A liquidating trust is a trust organized for the primary purpose of liquidating and distributing the assets transferred to it. If we form a liquidating trust, we will transfer to our stockholders beneficial interests in the liquidating trust. This transfer of beneficial interests will constitute a taxable distribution to you in redemption of your ownership of shares of our common stock. Beneficial interests in the liquidating trust will generally not be transferable by you.

Q:	What will happen to my shares of stock?

A:	If our stockholders approve the Plan of Liquidation Proposal, after we have sold all of our assets, satisfied our liabilities, paid any final liquidating distribution to our stockholders and filed the Articles of Dissolution with the SDAT, all shares of our common stock owned by you will be cancelled and you will have no further rights as a stockholder.

Q:	Do your directors and officers, the Advisor or its affiliates have any interests in the liquidation that differ from my own?

A:

Yes, some of our directors and officers and the Advisor and its affiliates may have interests in our liquidation that are different from your interests as a stockholder, including the following:

●    All of our executive officers, including Messrs. Moody and Engel, are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to us. We currently do not pay any direct compensation to our executive officers. Mr. Moody is also one of our directors.

●    We pay our Advisor a monthly asset management fee equal to one-twelfth of 1.0% of the cost of investment of all real estate investments we acquire. The Advisor does not expect to waive receipt of any asset management fees to which it is otherwise entitled. All accrued and unpaid asset management fee fees will be paid to the Advisor with the liquidation proceeds prior to the payment of any liquidating distributions to our stockholders.

●    Our Advisor is entitled to reimbursement from us for certain of its operating costs and expenses in connection with the services it provides to, subject to certain limitations set forth in our charter and the Advisory Agreement. The Advisor will continue to receive reimbursements for such expenses until our liquidation and dissolution are complete, subject to the limitations set forth in our charter and the Advisory Agreement. Any accrued expense reimbursements will be paid in full prior to the payment of any liquidating distributions to our stockholders.

●    If our Advisor provides a substantial amount of services in connection with the sale of a property or other investment, as determined by our independent directors, we may pay our Advisor a disposition fee in an amount of up to one-half of the brokerage commission paid in connection withs such transaction but in no event greater than 3% of the contract sales price of the property or other investment sold; provided, however, in no event may the aggregate disposition fees paid to our Advisor and any real estate commissions paid to unaffiliated third parties exceed 6% of the contract sales price. Our Advisor expects to collect such disposition fees in connection with the sale of each of our remaining properties, subject to a determination by our independent directors that our Advisor provided a substantial amount of services in connection with the sale of each property. Any accrued disposition fees will be paid prior to the payment of any liquidating distributions to our stockholders.

●    Moody National Capital, LLC, an affiliate of our Sponsor owned and controlled by Mr. Moody (“Moody Capital”), has made a series of loans to us in recent years (collectively, the “Moody Loans”) when we were unable to obtain financing from third-party lenders. We have used the proceeds of the Moody Loans to meet our cash flow needs. The Moody Loans bear interest at rates based upon one-year SOFR plus an applicable additional percentage, compounded semi-annually. The Moody Loans mature during 2025 and 2026, subject to our right to further extend the maturity date of certain of the Moody Loans, and are prepayable in full by us without penalty. As of May 31, 2025, the aggregate outstanding principal balance of the Moody Loans was $28 million, and the aggregate accrued and unpaid interest on the Moody Loans was $11.7 million. The Moody Loans are prepayable in full by us without penalty. Subject to approval of the Plan of Liquidation Proposal by our stockholders, we intend to repay the outstanding principal balance of the Moody Loans, including all accrued and unpaid interest thereon, in full out of the proceeds of the liquidation of our assets prior to the payment of any liquidating distributions to our stockholders.

●    Our Sponsor, which is indirectly owned and controlled by Mr. Moody (our Chief Executive Officer and President and a member of our Board) owns an aggregate of 11,121 shares of our Class A common stock, with respect to which it may receive liquidating distributions (if any).

●    Each other member of our Board owns shares of our Class A common stock, with respect to which they may receive liquidating distributions (if any).

For additional information, see “Proposal No. 1.: Plan of Liquidation Proposal.”

Q:	If the Plan of Liquidation Proposal is approved, what do you estimate that stockholders will receive?
A:

For the reasons discussed below, we currently cannot estimate our net proceeds from liquidation and, therefore, the amount of liquidating distributions (if any) our stockholders would receive per share of our common stock if the Plan of Liquidation Proposal is approved by our stockholders and we are able to successfully implement the Plan of Liquidation.

The net proceeds from our liquidation, and the amount (if any) of liquidating proceeds we pay to our stockholders, will be based upon market, economic, financial and other circumstances and conditions existing as of the date of this proxy statement. The ongoing challenges affecting the U.S. commercial real estate industry, especially as it pertains to select-service hotel properties, is one of the most significant risks and uncertainties we face with respect to the Plan of Liquidation and the amount of liquidating distributions, if any, received by our stockholders. The combination of a potential economic slowdown, rising interest rates and inflation (or the perception that any of these events may occur or continue) as well as a lack of lending activity in the debt markets have contributed to significant weakness in the commercial real estate markets. Further, potential changes in travel behavior, corporate budgets and consumer demand could materially and negatively impact the future demand for select-service hotel properties, adversely impacting the value of our real estate and the net liquidation proceeds available for distribution to our stockholders. In addition, our portfolio is highly leveraged and small changes to the value of our real estate assets may have a large impact on our equity and related liquidating distributions to our stockholders.

Additional factors that may affect the amount of liquidating distributions available for distribution to our stockholders, include, among other factors: (i) the amount of taxes, transaction fees and expenses relating to the Plan of Liquidation, and (ii) amounts needed to pay or provide for our other liabilities and expenses, including unanticipated or contingent liabilities that could arise. If we have underestimated our existing obligations and liabilities or if unanticipated or contingent liabilities arise, the amount ultimately distributed to our stockholders could be reduced. No assurance can be given as to the amount, if any, of liquidating distributions you will ultimately receive. After the payment of all our liabilities and expenses and the establishment of applicable reserves, there may not be proceeds from our liquidation available for the payment of any liquidating distributions. See “Risk Factors” and “Proposal No. 1: Plan of Liquidation Proposal.”

Q:	When will I receive any liquidating distributions?
A:

If the Plan of Liquidation is approved by our stockholders, we may pay multiple, or a single, liquidating distributions to our stockholders during the liquidation process. The final liquidating distribution, if any, will be paid after we sell all of our properties, pay all of our known liabilities and provide for unknown liabilities. We expect to complete these activities within 24 months after stockholder approval of the Plan of Liquidation. If we have not sold all of our properties and paid all of our liabilities within 24 months after stockholder approval of the Plan of Liquidation, or if our Board otherwise determines that it is advantageous to do so, we may transfer our remaining assets and liabilities to a liquidating trust. We would then distribute beneficial interests in the liquidating trust to our stockholders. If we establish a reserve fund, we may pay a final distribution from any funds remaining in the reserve fund after we determine that all of our liabilities have been paid.

The actual amounts and timing of any liquidating distributions will be determined by our Board or, if a liquidating trust is formed, by the trustees of the liquidating trust, in their discretion. The amounts available for payment of liquidating distributions to our stockholders (if any) will be contingent upon a number of factors outside of our control, as discussed above in “If the Plan of Liquidation Proposal is approved, what do you estimate that stockholders will receive?” No assurance can be given as to the amount, if any, of liquidating distributions you will ultimately receive. After the payment of all our liabilities and expenses and the establishment of applicable reserves, there may not be proceeds from our liquidation available for the payment of any liquidating distributions.

If you transfer your shares during the liquidation process, the right to receive liquidating distributions will transfer with those shares.

Q:	What alternatives to the Plan of Liquidation have you considered?
A:

Our management and our Board considered alternatives to the Plan of Liquidation, including continuing to operate under our current business plan.

If we continue to operate under our current business plan, we expect to experience a continued decrease in cash flow due to the fixed costs associated with running a public REIT, the costs of maintaining our remaining properties, significant maturing debt in the near term, and asset dispositions (whether through asset sales or foreclosure actions initiated by lenders, as was the case with the Hilton Garden Inn Austin property). The operating income from our remaining hotel properties no longer covers debt service payments on the loans secured by our properties. We do not anticipate any near-term recovery in value of such properties and with our limited cash on hand we may not be able to meet our debt service obligations or pay the full amount outstanding on the loans secured by such properties upon maturity. These conditions raise substantial doubt about our ability to continue to operate under our current business plan.

After reviewing the other alternatives, and taking into account the prevailing conditions of the real estate and financial markets and the economic conditions in the submarkets where our properties are located, as well as the current status of our operations, including outstanding debt obligations, our Board concluded that a planned liquidation pursuant to the Plan of Liquidation was in our best interest and the best interest of our stockholders. For additional information, see “Proposal No. 1.: Plan of Liquidation Proposal.”

Q:	What are the United States federal income tax consequences of the Plan of Liquidation?

A:

Subject to the limitations, assumptions, and qualifications described in this proxy statement and the approval by our stockholders of the Plan of Liquidation, our intended liquidation and dissolution pursuant to the Plan of Liquidation will constitute a taxable distribution to our stockholders in redemption of their ownership of our common stock, with the following material federal income tax consequences to our stockholders.

In general, if the Plan of Liquidation is approved and we are liquidated, you will realize, for U.S. federal income tax purposes, gain or loss equal to the difference between any cash distributed to you by us and your adjusted tax basis in our common stock. Note that any loss inherent in your common stock would not be recognizable until the final liquidating distribution is made, which would likely be during the 2026 taxable year. If we distribute beneficial interests in a liquidating trust (as defined in the section entitled “Material United States Federal Income Tax Consequences” in this proxy statement) to you, you would be required to recognize any gain in the taxable year of the distribution of the liquidating trust beneficial interests (to the extent that you have not recognized such gain in prior taxable years), although you may not receive the cash necessary to pay the tax on such gain. If you receive cash from the liquidating trust, you may receive such cash after the due date for filing your tax return and paying the tax on such gain. Distributions of beneficial interests in the liquidating trust will also constitute a final liquidating distribution that should allow the recognition of any loss. For more information, see “Material United States Federal Income Tax Consequences.”

YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PLAN OF LIQUIDATION AND THE TRANSACTIONS CONTEMPLATED THEREBY DESCRIBED IN THIS PROXY STATEMENT, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN OF LIQUIDATION AND SUCH TRANSACTIONS.

Q:	Who can help answer my questions?

A:

If you have any questions about the Annual Meeting or any of the matters to be voted upon at the Annual Meeting, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Broadridge Financial Solutions, Inc.

51 Mercedes Way

Edgewood, New York 11717

Toll-Free: 800-574-5897

RISK FACTORS

The following risk factors, together with the other information in this proxy statement and in the “Risk Factors” sections included in the documents incorporated by reference in this proxy statement (see “Where You Can Find More Information”), should be carefully considered by each of our stockholders before deciding whether to vote to approve the Plan of Liquidation Proposal as described in this proxy statement. In addition, our stockholders should keep in mind that the risks described below are not the only risks that are relevant to a voting decision with respect to the Plan of Liquidation Proposal. The risks described below are the risks that we currently believe are the material risks of which our stockholders should be aware. However, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important.

RISKS THAT MAY IMPACT ANY LIQUIDATING DISTRIBUTIONS

We currently cannot estimate our net proceeds from liquidation and, therefore, the amount of liquidating distributions (if any) our stockholders would receive per share of our common stock, if the Plan of Liquidation Proposal is approved by our stockholders and we are able to successfully implement the Plan of Liquidation. We anticipate paying any liquidating distributions within 24 months after stockholder approval of the Plan of Liquidation Proposal. However, our expectations about the amount of liquidating distributions that we will pay, if any, and when we will pay them are based on certain estimates and assumptions, one or more of which may prove to be incorrect or incomplete. No assurance can be given as to the amount, if any, of liquidating distributions our stockholders will ultimately receive if the Plan of Liquidation Proposal is approved. After the payment of all our liabilities and expenses and the establishment of applicable reserves, there may not be proceeds from our liquidation available for the payment of any liquidating distributions. In addition to the risks that we generally face in our business, factors that could impact the liquidating distributions we pay, if any, include, among others, the risks set forth below.

If any of the parties to our future sale agreements default thereunder, or if these sales do not otherwise close, our liquidating distributions may be delayed or reduced.

Prior to the approval of the Plan of Liquidation Proposal, we may enter agreements to sell certain of our properties. Any such agreements entered into prior to the approval of the Plan of Liquidation Proposal by our stockholders will provide that the closing of the sales of such properties will be subject to the approval of the Plan of Liquidation Proposal, among other closing conditions. If our stockholders approve the Plan of Liquidation Proposal, we will seek to enter into further agreements for the sale of each of our remaining properties, which agreements will also provide for various closing conditions. If any of the transactions contemplated by the sale agreements we enter into do not close because of a buyer default, the failure of a closing condition to be satisfied or for any other reason, we will need to locate a new buyer for the properties subject to such agreements, which we may be unable to do promptly or at prices or on terms that are as favorable as the original sale agreement. We will also incur additional costs involved in locating a new buyer for, and negotiating a new sale agreement with respect to, any such properties. In the event that we incur such additional costs, the amount of our liquidating distributions, if any, may be delayed or reduced.

If we are unable to find buyers for some or all of our properties within our expected timeframe or at our expected sales prices, our liquidating distributions (if any) may be delayed or reduced.

Subject to the approval of the Plan of Liquidation Proposal by our stockholders, we intend to sell all of our remaining properties. However, there can be no assurance that any of our properties will sell within our expected timeframe or for their projected sales prices. Our ability to successfully implement the Plan of Liquidation and pay any liquidating distributions to our stockholders may be adversely affected by volatility experienced by the U.S. and global economies, the U.S. hospitality market as a whole and/or the local economies in the markets in which our properties are located. Such adverse economic conditions may be due to, among other issues, concerns over inflation and interest rates, volatility in the public equity and debt markets, pandemics and infectious disease outbreaks, geopolitical instability (such as the war in Ukraine), tariffs imposed by the United States on certain foreign goods and retaliatory tariffs on certain U.S. goods imposed by other countries, social unrest and other economic and geopolitical conditions beyond our control. Such current conditions, or similar conditions existing in the future, may adversely affect our ability to locate buyers for our remaining properties or the price at which such properties may be sold and may delay the completion of the sales of such properties.

In order to find buyers in a timely manner, we may be required to lower our asking price below the low end of our current estimate of the property’s market value. Further, due to our substantial amount of leverage as a result of decreased real estate values, the ultimate net proceeds from our liquidation paid to our stockholders may be significantly impacted by small changes in real estate value. If we are not able to find buyers for our properties in a timely manner or if we have overestimated the sales prices we will receive for our properties, any liquidating distributions we pay may be delayed or reduced. Furthermore, real estate market values are constantly changing and fluctuate with changes in interest rates, supply and demand dynamics, the availability of suitable buyers and financing, the perceived quality and dependability of cash flows from properties and a number of other factors, both local and national. In addition, higher than anticipated transactional fees and expenses, environmental liabilities of which we are unaware or other unknown liabilities, if any, may adversely impact the net liquidation proceeds to us from the sale of our properties. No assurance can be given as to the amount, if any, of liquidating distributions our stockholders will ultimately receive.

If our stockholders approve the Plan of Liquidation, we will have the authority to sell our assets under such terms as we deem appropriate without further stockholder approval.

If our stockholders approve the Plan of Liquidation Proposal, we will have the authority to sell our remaining properties and other assets on such terms and to such parties as our Advisor determines in its discretion. Our stockholders will have no subsequent opportunity to vote on such matters and will, therefore, have no right to approve or disapprove the terms of such asset sales.

If our liquidation costs or unpaid liabilities are greater than we expect, any liquidating distributions may be delayed or reduced.

Before paying a final liquidating distribution (if any), we will need to pay or arrange for the payment of all of our transaction costs and expenses associated with the liquidation, all other costs and expenses and all valid claims of our creditors. Our Board may also decide to establish one or more reserve funds or escrow accounts to meet our known liabilities and liquidating expenses and our estimated, unascertained or contingent liabilities and expenses. Our Board may also decide to acquire one or more insurance policies covering unknown or contingent claims against us or our directors and officers, for which we would pay a premium that has not yet been determined. The amounts of the various transaction costs associated with our liquidation are not yet final and our estimates of such costs used in calculating our range of estimated net proceeds from liquidation may prove to be inaccurate. To the extent that we have underestimated such costs, our actual net proceeds from liquidation per share may be lower than the low end of our estimated range of such net proceeds from liquidation per share. If the claims of our creditors are greater than we have anticipated or we decide to acquire one or more insurance policies covering unknown or contingent claims against us or our directors and officers, our liquidating distributions (if any) may be delayed or reduced. Further, if we establish a reserve fund, the payment of any liquidating distributions to our stockholders may be delayed or reduced. No assurance can be given as to the amount, if any, of liquidating distributions our stockholders will ultimately receive. After the payment of all our liabilities and expenses and the establishment of applicable reserves, there may not be proceeds from our liquidation available for the payment of any liquidating distributions.

Pursuing the Plan of Liquidation may cause us to fail to qualify as a REIT, which would dramatically lower the amount of our liquidating distributions.

For so long as we qualify as a REIT and distribute all of our REIT taxable income, we generally are not subject to federal corporate income tax. Although our Board does not presently intend to terminate our REIT status prior to paying the final liquidating distribution to our stockholders and our dissolution, our Board may take actions pursuant to the Plan of Liquidation that would result in such a loss of REIT status. Upon payment of the final liquidating distribution and our dissolution, our legal existence and our REIT status will terminate. However, there is a risk that our actions during the liquidation process may cause us to fail to meet one or more of the requirements that must be met in order to qualify as a REIT prior to completion of the Plan of Liquidation. For example, to qualify as a REIT, generally at least 75% of our gross income in each taxable year must come from real estate sources and generally at least 95% of our gross income in each taxable year must come from real estate sources and certain other sources that are itemized in the REIT tax laws, mainly interest and dividends. We may encounter difficulties satisfying these requirements during the liquidation process. In addition, in connection with that process, we may recognize ordinary income in excess of the cash received. The REIT rules require us to pay out a large portion of our ordinary income in the form of a dividend to our stockholders. However, to the extent that we recognize ordinary income without any cash available for distribution, and if we were unable to borrow to fund the required dividend or find another way to meet the REIT distribution requirements, we may cease to qualify as a REIT. Although we expect to comply with the requirements necessary to qualify as a REIT in any taxable year, if we are unable to do so, we will, among other things (unless entitled to relief under certain statutory provisions):

●	not be allowed a deduction for dividends paid to stockholders in computing our taxable income;

●	be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income, including recognized gains, at regular corporate rates;

●	be subject to increased state and local taxes; and

●	be disqualified from treatment as a REIT for the taxable year in which we lose our qualification and for the four following taxable years.

As a result of these consequences, our failure to qualify as a REIT could substantially reduce the amount of liquidating distributions we pay to our stockholders.

Pursuing the Plan of Liquidation may cause us to be subject to federal corporate income tax, which would reduce the amount of our liquidating distributions.

We generally are not subject to federal income tax to the extent that we distribute to our stockholders during each taxable year (or, under certain circumstances, during the subsequent taxable year) dividends equal to our taxable income for the year. However, we are subject to federal corporate income tax to the extent that our taxable income exceeds the amount of dividends paid to our stockholders for the taxable year. In addition, we are subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by us with respect to any calendar year are less than the sum of 85% of our ordinary income for that year, plus 95% of our capital gain net income for that year, plus 100% of our undistributed taxable income from prior years. Although we intend to pay distributions to our stockholders sufficient to avoid the imposition of any federal income tax on our taxable income and the imposition of the excise tax, differences in timing between the actual receipt of income and actual payment of deductible expenses, and the inclusion of such income and deduction of such expenses in arriving at our taxable income, could cause us to have to either borrow funds on a short-term basis to meet the REIT distribution requirements, find another alternative for meeting the REIT distribution requirements, or pay federal income and excise taxes. The cost of borrowing or the payment of federal income and excise taxes would reduce the amount of liquidating distributions we pay to our stockholders.

So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business. The prohibited transactions tax is intended to prevent a REIT from retaining any profit from the sales of properties held primarily for sale to customers in the ordinary course of business. The Internal Revenue Code of 1986, as amended (the “Code”) provides for a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. Whether property is held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our properties are held for investment and the production of rental income, and that none of the sales of our properties will constitute a prohibited transaction. We do not believe that the sales of our properties pursuant to the Plan of Liquidation should be subject to the prohibited transactions tax. However, due to the anticipated sales volume and other factors, the contemplated sales may not qualify for the protective safe harbor. There can, however, be no assurances that the U.S. Internal Revenue Service (the “IRS”) will not successfully challenge the characterization of properties we hold for purposes of applying the prohibited transaction tax.

Distributing beneficial interests in a liquidating trust may trigger tax consequences to our stockholders.

The REIT provisions of the Code generally require that each year we distribute as a dividend to our stockholders 90% of our REIT taxable income (determined without regard to the dividends paid deduction and excluding net capital gain). Any liquidating distributions that we pay pursuant to the Plan of Liquidation will qualify for the dividends paid deduction, provided that they are paid within 24 months of the adoption of such plan. Conditions may arise which cause us not to be able to liquidate within such 24-month period. For instance, it may not be possible to sell our properties at acceptable prices during such period. In such event, rather than retain our properties and risk losing our status as a REIT, we may elect to transfer our remaining assets and liabilities to a liquidating trust in order to meet the 24-month requirement. Such a transfer would be treated as a distribution of our remaining assets to our stockholders, followed by a contribution of the assets to the liquidating trust. As a result, a stockholder would recognize gain to the extent such stockholder’s share of the cash and the fair market value of any assets received by the liquidating trust was greater than the stockholder’s basis in our stock, notwithstanding that the stockholder would not contemporaneously receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. To the extent such stockholder’s share of the cash and the fair market value of any assets received by the liquidating trust is less than the stockholder’s basis in our stock, such loss is expected to be recognizable at the time of the transfer to the liquidating trust, but not before such time. See “Material United States Federal Income Tax Consequences – United States Federal Income Tax Consequences to U.S. Stockholders” in this proxy statement. In addition, it is possible that the fair market value of the assets received by the liquidating trust, as estimated for purposes of determining the extent of the stockholder’s gain at the time the beneficial interests in the liquidating trust are distributed to the stockholders, will exceed the cash or fair market value of property received by the liquidating trust on a sale of the assets. In this case, the stockholder would recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, which loss may be limited under the Code.

OTHER RISKS RELATED TO THE PLAN OF LIQUIDATION PROPOSAL

Our entity value may be adversely affected by adoption of the Plan of Liquidation.

If our stockholders approve the Plan of Liquidation Proposal, we expect to be committed to winding-up our operations and dissolving. This may adversely affect the value that a potential acquirer might place on our company. It may also preclude other beneficial courses of action not yet identified by our Board.

There can be no assurance that a planned liquidation pursuant to the Plan of Liquidation will maximize stockholder value to a greater extent at this time than would otherwise occur through other strategic alternatives.

If our stockholders approve the Plan of Liquidation, they will no longer participate in any future earnings or benefit from any increases in the value of our assets once such assets are sold. Although our Board and management believe that a planned liquidation is in our best interest and the best interest of our stockholders, it is possible that pursuing one or more of the other alternatives, including those not yet identified by our Board, would maximize stockholder value to a greater extent at this time. In that case, we will be foregoing those opportunities if we implement the Plan of Liquidation.

Our stockholders could, in some circumstances, be held liable for amounts they received from us in connection with the Plan of Liquidation

If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, or if we transfer our assets to a liquidating trust and the contingency reserve and the assets held by the liquidating trust are less than the amount ultimately found payable in respect of expenses and liabilities, each of our stockholders could be held liable for the payment to our creditors of such stockholder’s pro rata portion of the excess, limited to the amounts previously received by the stockholder in distributions from us or the liquidating trust, as applicable. If a court holds at any time that we failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeds the amount available from the contingency reserve and the assets of the liquidating trust, our creditors could seek an injunction to prevent us from paying distributions under the Plan of Liquidation on the grounds that the amounts to be distributed are needed to provide for the payment of such expenses and liabilities. Any such action could delay or substantially diminish the amount of any liquidating distributions to be paid to our stockholders or holders of beneficial interests of any liquidating trust.

We will continue to incur the expenses of complying with public company reporting requirements following the approval of the Plan of Liquidation by our stockholders.

Until our liquidation and dissolution are complete, we will have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even if compliance with these reporting requirements is economically burdensome. If the Plan of Liquidation is approved, in order to curtail expenses, we may, after filing our Articles of Dissolution, seek relief from the SEC from certain reporting requirements under the Exchange Act. We anticipate that, if we seek such relief and it is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution, along with any other reports that the SEC might require, but would discontinue filing annual and quarterly reports on Forms 10-K and 10-Q. However, we may not seek such relief or the SEC may not grant any such relief. To the extent that we delay filing the Articles of Dissolution or if we do not obtain any reporting relief from the SEC, we would be obligated to continue complying with the applicable reporting requirements of the Exchange Act. The expenses we incur in complying with the applicable reporting requirements of the Exchange Act would reduce the amount of any liquidating distributions we pay to our stockholders.

Approval of the Plan of Liquidation may lead to stockholder litigation, which could result in substantial costs and distract our management.

Extraordinary corporate actions by a company, such as our proposed Plan of Liquidation, sometimes lead to lawsuits being filed against that company. We may become involved in this type of litigation in connection with the Plan of Liquidation Proposal. As of the date of this proxy statement, no such lawsuits relative to the Plan of Liquidation were pending or, to our knowledge, threatened. However, we could incur significant costs and expenses in connection with the litigation, which could reduce the amount of any liquidating distributions we pay. In addition, the litigation could divert management’s attention from implementing the Plan of Liquidation.

Our directors and officers and the Advisor and its affiliates may have conflicts of interest that may influence their support of the Plan of Liquidation and may cause them to manage our liquidation in a manner not solely in the best interest of our stockholders.

In considering the recommendations of our Board with respect to the Plan of Liquidation Proposal, you should be aware that certain of our directors and officers and our Advisor and its affiliates have interests in our liquidation that may be different from your interests as a stockholder. Consequently, our directors and officers and the Advisor and its affiliates, in some instances, may be more motivated to support the Plan of Liquidation than might otherwise be the case if they did not have such interests. In addition, due to such interests, our directors and officers and our Advisor and its affiliates may be motivated to make decisions or take actions based on factors other than the best interest of our stockholders throughout the liquidation process. Our Board considered the actual and potential conflicts of interest presented by such interests in approving the Plan of Liquidation and recommending that our stockholders approve the Plan of Liquidation Proposal. For detailed information regarding such interest, see “Proposal No. 1.: Plan of Liquidation Proposal–Interests in the Plan of Liquidation that Differ from Your Interests.”

In certain circumstances, our Board may terminate, amend, modify or delay implementation of the Plan of Liquidation even if it is approved by our stockholders.

Our Board has adopted and approved the Plan of Liquidation. Nevertheless, prior to the acceptance for record of our Articles of Dissolution with SDAT, our Board may terminate the Plan of Liquidation for any reason without stockholder approval. Further, notwithstanding approval of the Plan of Liquidation by our stockholders, our Board, or, if a liquidating trust is established, trustees of the liquidating trust, may make certain modifications or amendments to the Plan of Liquidation without further action by or approval of our stockholders to the extent permitted under law. Although our Board has no present intention to pursue any alternative to the Plan of Liquidation, our Board may conclude that terminating the Plan of Liquidation is in the best interest of us and our stockholders. If our Board elects to pursue any alternative to the Plan of Liquidation, our stockholders would not be eligible to receive any liquidating distributions pursuant to the Plan of Liquidation.

RISKS RELATED TO OUR BUSINESS

The risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”), and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “First Quarter 2025 Quarterly Report”), each as filed with the SEC, are incorporated by reference in this proxy statement.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The information in this proxy statement contains forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. We intend that such forward-looking statements be subject to the safe harbors created by Section 21E of the Exchange Act. These statements include statements regarding our intent, belief and current expectations, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “could,” “continues,” “pro forma” or similar expressions. The following statements are non-exhaustive examples of the forward-looking statements in this proxy statement:

●	all statements regarding how our Board will interpret and comply with the terms of the Plan of Liquidation if the Plan of Liquidation is approved by our stockholders;

●	all statements regarding the timing of the disposition of our properties and the sales price we will receive for our properties in accordance with the Plan of Liquidation (if the Plan of Liquidation is approved by our stockholders);

●	all statements regarding the amount and timing of any liquidating distributions to be received by our stockholders in accordance with the Plan of Liquidation (if the Plan of Liquidation is approved by our stockholders);

●	all statements regarding future cash flows, future business prospects, future revenues, future working capital, the amount of cash reserves we may establish in the future, future liquidity, future capital needs, future interest costs, future income or the effects of our liquidation; and

●	all statements regarding our ability to continue to qualify as a REIT.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Such statements are subject to known and unknown risks and uncertainties and other unpredictable factors, many of which are beyond our control. We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. Many relevant risks are described under the caption “Risk Factors” in this proxy statement, as well as throughout this proxy statement and the incorporated documents, including those in the 2024 Annual Report and the First Quarter 2025 Quarterly Report, and you should consider these important cautionary factors as you read this document.

Our actual results, performance or achievements may differ materially from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. Among the factors that could cause such a difference are:

●	uncertainties relating to the implementation of our liquidation strategy, including uncertainties relating to our ability to successfully dispose of our remaining properties at the times and the prices we expect;

●	uncertainties relating to whether a planned liquidation pursuant to the Plan of Liquidation will maximize stockholder value;

●	uncertainties relating to future political, economic, competitive and market conditions, including with respect to concerns over slowing economic growth and geopolitical uncertainty;

●	uncertainties relating to our portfolio, including uncertainties relating to our operations;

●	uncertainties relating to certain tax matters, including the IRS treatment of the sale of our properties pursuant to the Plan of Liquidation;

●	uncertainties regarding the impact of regulations, changes in government policy and industry competition;

●	uncertainties regarding potential stockholder litigation as a result of the Plan of Liquidation Proposal; and

●	other risks detailed from time to time in our reports filed with the SEC.

The cautionary statements contained or referred to in this proxy statement should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no obligation to update or revise forward-looking statements in this proxy statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

OUR BUSINESS AND PROPERTIES

Our Business

We are a Maryland corporation that was formed on July 25, 2014, to invest in a portfolio of select-service hospitality properties with premier brands. We elected to be taxed as a REIT under the Code beginning with our taxable year ended December 31, 2016. We own substantially all of our assets and conduct our operations through our Operating Partnership. We are the sole general partner of our Operating Partnership.

We are externally managed by our Advisor pursuant to an advisory agreement among us, our Operating Partnership and our Advisor (the “Advisory Agreement”). Our Advisor is responsible for managing our day-to-day operations and our portfolio of properties and for the management and disposition of properties on our behalf pursuant to the Advisory Agreement. We have no employees. Our Advisor is an affiliate of Moody National REIT Sponsor, LLC (our “Sponsor”). Our Sponsor is owned and controlled by Brett C. Moody, who also serves as our Chairman of the Board, Chief Executive Officer and President and as the Chief Executive Officer and President of our Advisor.

On January 20, 2015, we commenced our initial public offering of up to $1.1 billion in shares of our common stock. On July 19, 2018, we terminated our initial public offering and commenced our follow-on public offering of up to $990 million in shares of our common stock Our follow-on public offering was terminated (including pursuant to our distribution reinvestment plan (“DRIP”)) effective as of March 25, 2020. We accepted investors’ subscriptions for and issued an aggregate of 10.2 million shares in our initial public offering and follow-on public offering, including 567,000 shares pursuant to the DRIP, resulting in aggregate gross offering proceeds from the offerings of $234.6 million. Moody Securities, LLC, an affiliate of our Advisor, which we refer to as the “dealer manager,” was responsible for the distribution of our common stock in our public offerings.

Our primary business objectives prior to our Board recommending that our stockholders vote to approve the Plan of Liquidation were to: (i) preserve, protect and return our stockholders’ capital contributions, (ii) pay regular cash distributions to our stockholders, and (iii) realize capital appreciation upon the ultimate sale of the real estate assets we acquire.

We suspended the payment of distributions effective as of March 2020. We suspended the operation of our share repurchase program effective as of April 2020.

We have used substantially all of the net proceeds from our offerings to invest in a portfolio of hotel properties. As of the date of this proxy statement, our portfolio included interests in nine hotel properties. See “– Our Properties” below.

Our principal executive offices are located at 9655 Katy Freeway, Suite 600, Houston, Texas 77024, and our main telephone number is (713) 977-7500.

Our Properties

As of the date of this proxy statement, our portfolio included interests in nine hotel properties located in five states comprising a total of 1,210 rooms. The following table sets forth summary information regarding our investment in hotel properties (all $ amounts in thousands).

Property Name	Date Acquired	Location	Ownership Interest	Original Purchase Price(1)	Rooms	Mortgage Debt Outstanding(2)
Springhill Suites Seattle	May 24, 2016	Seattle, Washington	100%	74,100	234	40,062
Homewood Suites Woodlands	September 27, 2017(3)	The Woodlands, Texas	100%	17,356	91	8,049
Hyatt Place Germantown	September 27, 2017(3)	Germantown, Tennessee	100%	16,074	127	5,696
Hyatt Place North Charleston	September 27, 2017(3)	North Charleston, South Carolina	100%	13,806	113	5,354
Hampton Inn Austin	September 27, 2017(3)	Austin, Texas	100%	19,328	123	9,461
Hampton Inn Great Valley	September 27, 2017(3)	Frazer, Pennsylvania	100%	15,285	125	7,102
Homewood Suites Austin	September 27, 2017(3)	Austin, Texas	100%	18,835	96	9,587
Hampton Inn Houston	September 27, 2017(3)	Houston, Texas	100%	9,958	119	3,762
Residence Inn Houston Medical Center (4)	April 29, 2019	Houston, Texas	100%	52,000	182	26,920
Totals				$236,742	1,210	$115,993

(1)	Excludes closing costs and includes gain on acquisition.

(2)	As of the date of this proxy statement.

(3)	Property acquired on September 27, 2017, as a result of the merger of Moody National REIT I, Inc. with and into the Company and the merger of Moody National Operating Partnership I, L.P., the operating partnership of Moody National REIT I, Inc., with and into our Operating Partnership. For more information, see “Proposal No. 1.: Plan of Liquidation Proposal-Background of the Plan of Liquidation Proposal.”

(4)	On April 21, 2025, we entered into a purchase and sale agreement to sell the Residence Inn Houston Medical Center to an affiliate of our Sponsor for an aggregate purchase price, subject to certain adjustments, of $33,000,000. The completion of the sale of the Residence Inn Houston Medical Center is not subject to the approval of the Plan of Liquidation by our stockholders.

Property Sales and Other Dispositions

As of December 31, 2024, our portfolio included interests in fourteen hotel properties. As of the date of this proxy statement, our portfolio included interests in nine hotel properties.

During 2024 and 2025, prior to our Board’s adoption of the Plan of Liquidation and recommendation that out stockholders vote to approve the Plan of Liquidation, we sold the following five properties:

●	On December 10, 2024, we sold the Townplace Suites Fort Worth property to an unaffiliated purchaser for $9,100,000.

●	On February 6, 2025, we sold the Residence Inn Grapevine property to an unaffiliated purchaser for $22,500,000.

●	On February 6, 2025, we sold the Residence Inn Austin property to an unaffiliated purchaser for $20,500,000.

●	On March 21, 2025, we sold the Marriott Courtyard Lyndhurst property to an unaffiliated purchaser for $21,250,000.

●	On April 11, 2025, we sold the Nashville Embassy Suites property to an unaffiliated purchaser for $57,500,000.

We use the proceeds from the foregoing property sales to (i) repay in full the outstanding mortgage loans secured by such properties and (ii) pay selling expenses, accounts payable, accrued expenses and related party debt.

Effective May 6, 2025, following a default under the loan documents related to a missed debt service payment, the borrower under the mortgage loan secured by the Hilton Garden Inn Austin relinquished ownership of the property to the lender in a foreclosure transaction. The mortgage loan secured by the Hilton Garden Inn Austin matured in December 2024. The lender had agreed to temporarily forbear the exercise of any of its remedies while we attempted to finalize the terms of a replacement loan with a new lender. No such lender was found, and the Hilton Garden Inn Austin was currently valued at less than the outstanding mortgage debt. We did not anticipate any near-term recovery in the property’s value and with our limited cash on hand we were unable to meet our debt service payments or repay the full amount outstanding on the loan through refinancing of the existing debt.

Properties Under Contract to Sell

On April 21, 2025, we entered into a purchase and sale agreement to sell the Residence Inn Houston Medical Center to an affiliate of our Sponsor for an aggregate purchase price, subject to certain adjustments, of $33,000,000. The sale of the Residence Inn Houston Medical Center is not subject to the approval of the Plan of Liquidation by our stockholders and will be completed, subject to the satisfaction of all closing conditions, regardless of whether our stockholders approve the Plan of Liquidation Proposal. See “Proposal No. 1.: Plan of Liquidation Proposal.”

PROPOSAL NO. 1:

PLAN OF LIQUIDATION PROPOSAL

General

We are seeking the approval of the Plan of Liquidation Proposal by our stockholders at the Annual Meeting. The Plan of Liquidation was unanimously approved by our Board on April 15, 2025, subject to approval by our stockholders. The following summary describes the process by which the Plan of Liquidation was approved by our Board and the material provisions of the Plan of Liquidation. This summary does not purport to be complete and may not contain all of the information about the Plan of Liquidation that is important to our stockholders. The Plan of Liquidation is attached hereto at Annex A and is incorporated by reference in this proxy statement. We encourage you to read the Plan of Liquidation carefully in its entirety for a more complete understanding of the Plan of Liquidation.

Background of the Plan of Liquidation

Overview

We are a Maryland corporation that was formed on July 25, 2014, to invest in a portfolio of select-service hospitality properties with premier brands. We elected to be taxed as a REIT under the Code beginning with our taxable year ended December 31, 2016.

On January 20, 2015, we commenced capital raising activities with our initial public offering of up to $1.1 billion in shares of our common stock. On July 19, 2018, we terminated our initial public offering and commenced our follow-on public offering of up to $990 million in shares of our common stock. Our follow-on public offering was terminated, including pursuant to the DRIP, effective as of March 25, 2020 (as further discussed below). We accepted investors’ subscriptions for and issued an aggregate of 10.2 million shares in our initial public offering and follow-on public offering, including 567,000 shares pursuant to our DRIP, resulting in aggregate gross offering proceeds of $234.6 million.

On September 27, 2017, the merger of Moody National REIT I, Inc., a public REIT sponsored and managed by our Sponsor (“Moody I”), with and into our company (the “REIT Merger”) and the merger of Moody National Operating Partnership I, L.P., the operating partnership of Moody I (“Moody I OP”), with and into our Operating Partnership (the “Partnership Merger” and together with the REIT Merger, the “Mergers”), were completed. Upon the consummation of the Mergers, former Moody I stockholders received a total of approximately 3.61 million shares of our Class A common stock and a total of approximately $45.4 million in cash consideration. In addition, upon consummation of the Partnership Merger, each issued and outstanding unit of limited partnership interest in Moody I OP was automatically cancelled and retired and converted into 0.41 units of Class A limited partnership interest in our Operating Partnership. Pursuant to the Mergers, we acquired Moody I’s entire portfolio of 12 hotel properties.

We used the net proceeds from our public offerings to acquire a limited portfolio of hotel properties (including the properties acquired in the Mergers). Subsequent to the closing of the Mergers in 2017, we acquired a single additional property, the Residence Inn Houston Medical Center. Our inability to raise substantial funds in our public offerings limited the size of our portfolio of properties. As a result, the fixed costs associated with managing a public REIT and our investments represents a greater percentage of our net operating income than would have been the case had we been able to acquire a larger portfolio of properties.

Effect of COVID-19 Pandemic

The global pandemic of a novel strain of coronavirus which causes the disease known as COVID-19 (“COVID-19”) dramatically reduced travel, which had an unprecedented adverse impact on the hotel industry. As a result, the COVID-19 pandemic had a significant adverse effect on the operating results of our hotel properties, which depend primarily upon revenues driven by business and leisure travel, and on our business, financial performance and operating results. We experienced a significant decline in bookings, occupancy and revenues across our hotel properties as a result of the COVID-19 pandemic and related governmental responses thereto. Since the widespread outbreak of COVID-19 in the United States in 2020, our hotel properties have operated at an aggregate property net operating loss, which had an adverse impact on our results of operations and cash flow from operations. In addition, we reduced certain services and amenities at our hotel properties in response to the COVID-19 pandemic.

In response to the COVID-19 pandemic, we terminated our public offering of common stock (including pursuant to the DRIP), effective as of March 2020. We also indefinitely suspended the payment of distributions to our stockholders effective as of March 2020 and the operation of our share repurchase program effective as of April 2020. We do not expect to resume payment of distributions to our stockholders, other than any liquidating distributions paid in connection with the Plan of Liquidation (subject to stockholder approval of the Plan of Liquidation). We do not expect to reinstate our share repurchase program, regardless of whether the Plan of Liquidation Proposal is approved by our stockholders.

Maturing Mortgage Indebtedness

Each of our hotel properties is subject to a mortgage loan secured by our ownership interest in the property. The effects of the COVID-19 pandemic, together with the ongoing impact of inflation on operating expenses, including but not limited to increases in the cost of labor, insurance, goods and services related to the operation of the hotels, have resulted in a significant decline in the revenues generated by our hotel properties and the net cash flow available to pay debt service, significantly increasing the risk that we will be unable to satisfy our debt service obligations and other obligations.

As of the date of this proxy statement, we are current with respect to the payments due under the mortgage loans secured by our hotel properties or are in compliance with the modified terms of certain mortgage loans and other accommodations as agreed to with the lenders, such as extending the maturity date or paying default interest. As discussed in Note 4, “Debt,” to the consolidated financial statements included in our 2024 Annual Report, certain lenders have agreed to limited loan modifications, including temporary deferrals of interest and principal payments and agreements to forebear the enforcement of default remedies available under the terms of the loan documents. As of the date of this proxy statement, no lenders have accelerated the maturity of any of the loans secured by our properties or initiated foreclosure procedures with respect to any of our properties, other than with respect to the Hilton Garden Inn Austin, discussed below. However, there can be no guarantee that we will be able to successfully refinance such loans or negotiate a maturity date extension or other accommodation for such loans prior to their maturity dates. If we are unable to service the mortgage loan secured by a hotel property, including repayment of the loan in full upon the loan’s maturity, the lender with respect to such mortgage loan may elect to exercise the remedies available to them under the loan documents, including acceleration or foreclosure actions. The exercise of any such remedies by a lender will have an adverse effect on our financial condition and results of operations.

As of the date of this proxy statement, the mortgage loans secured by four of our nine remaining hotel properties, representing approximately $51.3 million in outstanding indebtedness, have either already matured (in which cases we have or are attempting to negotiate limited loan modifications, including temporary deferrals of interest and principal payments and/or agreements to forebear the enforcement of default remedies with respect to such loans) or will mature and become due and payable in full, with all accrued interest thereon, during the remainder of 2025. Our liquidity position raises substantial doubt about our ability to continue as a going concern and our capability to repay the mortgage loans maturing during the remainder of 2025 and beyond. Effective May 6, 2025, following a default under the loan documents related to a missed debt service payment, the borrower under the mortgage loan secured by the Hilton Garden Inn Austin relinquished ownership of the property to the lender in a foreclosure transaction. The mortgage loan secured by the Hilton Garden Inn Austin matured in December 2024. The lender had agreed to temporarily forbear the exercise of any of its remedies while we attempted to finalize the terms of a replacement loan with a new lender. No such lender was found, and the Hilton Garden Inn Austin was valued at less than the outstanding mortgage debt on the property. We did not anticipate any near-term recovery in the property’s value and with our limited cash on hand we were unable to meet our debt service payments or repay the full amount outstanding on the loan through refinancing of the existing debt. If the Plan of Liquidation is not approved and we continue to operate under the current business plan, additional lenders will likely initiate foreclosure proceedings due to our inability to repay such loans upon maturity or refinance such loans prior thereto, as was the case with the Hilton Garden Inn property.

Prior to these mortgages maturing, our Advisor spent a significant amount of time and effort pursuing restructuring options with respect to both our portfolio of debt and the individual debt secured by selected properties. Due to declining property values in the market in addition to increased interest rates, our Advisor was unable to obtain additional debt or replacement debt at similar levels with new terms and extended maturity dates. Any such replacement debt would have required significant contributions of new capital, thereby increasing the amount of capital at risk in an uncertain market. Further, we do not currently have cash available to make such new capital contributions.

During 2024 and to date in 2025, we have disposed of six hotel properties (5 property sales and one property foreclosure). We sold such properties due to our inability to refinance the loans secured by such properties on attractive terms or negotiate maturity date extensions or other accommodations for such loans prior to their maturity dates. For more information, see “Our Business and Properties-Our Properties-Property Sales and Other Dispositions.”

Board Approval of Plan of Liquidation

As part of our Board’s evaluation of strategic alternatives, including a potential liquidation, our Advisor provided regular updates to our Board, including all of our independent directors, regarding the prevailing conditions of the real estate and financial markets and the economic conditions of the submarkets where our properties are located, as well as portfolio metrics and their potential impact on the consideration of strategic alternatives, at four meetings of our Board held during 2024.

On March 27, 2025, at a regularly scheduled meeting of our Board, our Advisor updated our Board, including all of the independent directors, regarding the real estate and financial markets and the economic conditions of the submarkets where our properties are located, the current status of our outstanding debt obligations, including the significant portion of which that will mature in the near term, and the performance of the properties in our portfolio, and recommended to our Board that we move forward with a formal plan of liquidation. Following that recommendation, our board of directors, including all of the independent directors, authorized our Advisor and management to continue development of a formal plan of liquidation for presentation to our Board for review and approval (and, contingent upon such Board approval, submission to our stockholders for approval).

On April 15, 2025, our Board held a specially called meeting. Also in attendance at the meeting were members of our management as well as a representative from our outside legal counsel. At that Board meeting, the Advisor recommended to our Board that it would be in our best interest and the best interest of our stockholders to engage in a planned liquidation pursuant to the Plan of Liquidation. At and prior to such meeting, our Advisor provided the Board with detailed information regarding the net operating income, cash flows, and outstanding mortgage indebtedness of each of the remaining properties in our portfolio and the projected net proceeds from the sale of our remaining properties, after repayment of all outstanding mortgage loans and other outstanding indebtedness and estimated closing costs.

Following such discussion, on April 15, 2025, our Board, including all of the independent directors, unanimously determined that the sale of all or substantially all of our assets and our dissolution pursuant to the Plan of Liquidation was advisable and in our best interests and the best interests of our stockholders, approved the Plan of Liquidation (subject to approval of the Plan of Liquidation by our stockholders) and directed that the Plan of Liquidation, including the sale of all or substantially all of our assets and our dissolution, be submitted to our stockholders for their consideration. Our Board also unanimously recommended that our stockholders approve the Plan of Liquidation, including the sale of all or substantially all of our assets and our dissolution. Our Board based its determination to approve the Plan of Liquidation and direct that it be submitted to our stockholders for approval upon the factors discussed herein, including without limitation those set forth below under the headings “Assessment of Strategic Alternatives” and “Reasons for the Liquidation.”

Assessment of Strategic Alternatives

The decision of our Board to seek stockholder approval for the Plan of Liquidation followed consideration of other potential strategic alternatives, in addition to liquidation, including the following:

●	continuing under our current business plan; and

●	seeking to dispose of our assets through a merger or a portfolio or whole-entity sale.

Continuation of Current Business Plan

In considering the continuation of our current business plan, our Board noted that:

●	Our operations and the status of our outstanding debt, as discussed herein, raise substantial doubt about our ability to continue to operate under the current business plan and continue as a going concern.

●	The fixed costs associated with managing a public REIT, including the significant cost of corporate compliance with all federal, state and local regulatory requirements applicable to us with respect to our business activities, are substantial. Such costs include, without limitation, the cost of preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings required under the Exchange Act, or other federal or state laws for the general maintenance of our status as a REIT, under the applicable provisions of the Code, or otherwise. If we continue operating under our current business plan, the portfolio would be required to cover the costs of managing our company with reduced cash flow from operations and the likely disposition by foreclosure of one or more of our remaining properties (as was the case with the Hilton Garden Inn property).

●	The costs associated with maintaining our remaining properties and improving their performance, including, without limitation, the increasing costs of operations, refinancing and capital improvements at our properties, are significant, and opportunities for value creation in our portfolio have become more difficult as a result of inflation and constrained cash flow. Further, we have limited amounts of liquidity to make such capital commitments.

After consideration of these and other factors related to the continuation of our current business plan, our Board concluded that it would be in our best interest and the best interest of our stockholders to engage in a planned liquidation pursuant to the Plan of Liquidation.

Merger or Portfolio or Whole-Entity Sale

In considering the disposition of our assets through a merger or a portfolio or whole-entity sale, our Board noted that:

●	Due to the relatively small size of our portfolio, a public marketing process of our company and its assets would not be expected to result in a better outcome for our stockholders than a planned liquidation pursuant to the Plan of Liquidation, but would involve additional time and expense.

●	We have not received any offers for the purchase of our company or our assets.

After consideration of these and other factors related to disposing of our assets through a merger or a portfolio or whole-entity sale, our Board concluded that it would be in our best interest and the best interest of our stockholders to engage in a planned liquidation pursuant to the Plan of Liquidation.

We also considered a listing of our common stock on a national securities exchange. However, we concluded that because of the relatively small size of our portfolio of properties, along with our externalized management structure, it would likely not be worthwhile to devote meaningful time or resources to evaluating a possible listing of our shares on a national securities exchange.

Reasons for the Plan of Liquidation Proposal; Recommendation of our Board

After considering the other possible alternatives as described herein, our Board concluded that a planned liquidation pursuant to the Plan of Liquidation was in our best interest and the best interest of our stockholders. In making the determination to approve the Plan of Liquidation and to recommend approval of the Plan of Liquidation Proposal to our stockholders, our Board consulted with the Advisor and with our legal advisors and considered a number of factors, including the following:

●	the recommendation from our Advisor that it would be in our best interest and the best interests of our stockholders to liquidate our company and its properties at this time based on the state of and future outlook for our company and our portfolio, rather than continuing its current operations;

●	our Board’s belief, after consultation with the Advisor, that no other strategic alternatives were in our best interest and the best interest of our stockholders at this time;

●	the lack of any offers for an acquisition of our assets through a merger or portfolio or whole-entity sale;

●	the significant risks and uncertainties associated with continuing our current business plan, including ongoing portfolio maintenance costs, near term maturities of outstanding debt obligations, anticipated capital expenditures, and the financial reporting and other expenses of continuing to operate as a public REIT;

●	the potential liquidity that the Plan of Liquidation will provide our stockholders;

●	the fact that the Plan of Liquidation Proposal is subject to approval by our stockholders, which allows our stockholders to have a direct vote on whether they concur with the proposal as a favorable outcome for us and our stockholders;

●	the greater uncertainty, in the absence of a Plan of Liquidation, of whether asset sales will trigger the 100% “prohibited transaction” tax (which is imposed on transactions that are considered to be dealer sales to customers in the ordinary course of business) (see “Material United States Federal Income Tax Consequences”);

●	the potential tax benefits to our U.S. Stockholders (defined below) (because distributions received by U.S. Stockholders pursuant to the Plan of Liquidation are treated first as return of the tax basis in the stockholder’s shares, with any excess treated as capital gain, while distributions that are not paid pursuant to the Plan of Liquidation are generally includable in the U.S. Stockholder’s taxable income as dividends to the extent that the Company has current or accumulated earnings and profits); noting, however, that a loss inherent in a U.S. Stockholder’s shares cannot be recognized until the year of the final distribution, which is expected to be the 2026 taxable year (see “Material United States Federal Income Tax Consequences”); and

●	the terms and conditions of the Plan of Liquidation.

Our Board also considered potentially negative factors concerning the Plan of Liquidation including, without limitation, the following:

●	there can be no assurance that our stockholders will ultimately receive any liquidating distributions or that the disposition of our assets would occur in the timeframe expected;

●	the fact that because our portfolio is highly leveraged, small changes to the value of our real estate assets have a large impact on our equity and any liquidating distributions to our stockholders;

●	the risk that the various factors outside of our control, including market and economic volatility due to adverse economic and geopolitical conditions, concerns over inflation, interest rates and slowing economic growth, could have material and adverse effects on our ability to dispose of our assets and the ultimate amount and timing of any liquidating distributions paid to our stockholders;

●	valuations for U.S. hospitality properties continue to fluctuate due to increasing interest rates and costs of capital, increasing the uncertainty of valuations in the current market environment;

●	the fact that after our liquidation our stockholders will no longer participate in any future earnings or benefit from any increases in the value of our assets;

●	the costs that we will incur in connection with carrying out the Plan of Liquidation, including significant legal and accounting fees and the fees and expense reimbursements payable under the Advisory Agreement;

●	the actual or potential conflicts of interest which certain of our executive officers and directors may have in connection with our liquidation, including those identified under the headings “Risk Factors” and “– Interests in the Liquidation that Differ from Your Interests;”

●	the fact that the liquidation process will involve a longer distribution time frame and will require us to incur potentially larger administrative and other costs as opposed to a merger or portfolio sale or other transaction with a relatively short time frame during which a third party would acquire us or all of our assets;

●	the fact that individual sales of our remaining properties will require multiple transactions and other additional activity and will result in significant closing costs and expenses;

●	the anticipated expenses and potential for unforeseen expenses that will or may be incurred in connection with our liquidation and our operations through the liquidation process, which could reduce the amount of any liquidating distributions;

●	pursuing the Plan of Liquidation could cause us to lose our qualification as a REIT, and the potential adverse tax consequences of such disqualification;

●	the possibility that stockholders may seek to challenge the Plan of Liquidation Proposal and that defending against any such litigation, even if we prevail, will be time-consuming, expensive and may divert our management’s attention from implementing the Plan of Liquidation and otherwise operating our business;

●	the fact that, under Maryland law, our stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Plan of Liquidation;

●	the fact that, depending on the tax basis in their shares, U.S. Stockholders will recognize taxable gain or loss in connection with the Plan of Liquidation with any such recognizable loss not recognizable until the final distribution (expected to occur in the 2026 taxable year) and that non-U.S. Stockholders may recognize taxable gain and incur U.S. withholding taxes regardless of their tax basis in their shares (see “Material United States Federal Income Tax Consequences”); and

●	the tax implications of distributing beneficial interests in a liquidating trust (see “Material United States Federal Income Tax Consequences”).

The foregoing discussion concerning the information and factors considered is not intended to be exhaustive, but includes the material factors considered by our Board in making its determinations. In view of the variety of factors considered in connection with their evaluation of the planned liquidation pursuant to the Plan of Liquidation, our Board did not quantify or otherwise attempt to assign relative weights to the factors it considered. Individual members of our Board may have given different weight to different factors and, therefore, may have viewed certain factors more positively or negatively than others.

Recommendation of our Board

On April 15, 2025, after careful consideration, our Board unanimously determined that a planned liquidation pursuant to the Plan of Liquidation was in our best interest and the best interest of our stockholders and approved the sale of all of our properties and our dissolution pursuant to the Plan of Liquidation, pending approval of the Plan of Liquidation by our stockholders. Further, our Board unanimously recommends that you vote FOR the approval of the Plan of Liquidation Proposal.

Interests in the Plan of Liquidation that Differ from Your Interests

In considering the recommendations of our Board with respect to the Plan of Liquidation Proposal, you should be aware that certain of our directors and officers and the Advisor and its affiliates have interests in our liquidation that may be different from your interests as a stockholder. Consequently, our directors and officers and the Advisor and its affiliates, in some instances, may be more motivated to support the Plan of Liquidation than might otherwise be the case if they did not have such interests. In addition, due to such interests, our directors and officers and the Advisor and its affiliates may be motivated to make decisions or take actions based on factors other than the best interest of our stockholders throughout the liquidation process. Our Board considered the actual and potential conflicts of interest presented by such interests in approving the Plan of Liquidation and recommending that out stockholders approve the Plan of Liquidation Proposal.

Our Advisor is Entitled to Receive Certain Fees and Expense Reimbursements

All of our executive officers, including Messrs. Moody (our Chief Executive Officer and President and a member of our Board) and Engel (our Chief Financial Officer and Treasurer), are officers of the Advisor and/or one or more of the Advisor’s affiliates and are compensated by those entities, in part, for their service rendered to us. We currently do not pay any direct compensation to our executive officers. Mr. Moody manages and controls our Advisor.

Pursuant to the Advisory Agreement, we pay our Advisor a monthly asset management fee equal to one-twelfth of 1.0% of the cost of investment of all real estate investments we acquire. The Advisor does not expect to waive receipt of any asset management fees to which it is otherwise entitled. All accrued and unpaid asset management fee fees will be paid to the Advisor with the liquidation proceeds prior to the payment of any liquidating distributions to our stockholders.

Pursuant to the Advisory Agreement, if our Advisor provides a substantial amount of services in connection with the sale of a property or other investment, as determined by our independent directors, we may also pay our Advisor a disposition fee in an amount of up to one-half of the brokerage commission paid in connection withs such transaction but in no event greater than 3% of the contract sales price of the property or other investment sold; provided, however, in no event may the aggregate disposition fees paid to our Advisor and any real estate commissions paid to unaffiliated third parties exceed 6% of the contract sales price. Our Advisor expects to collect such disposition fees in connection with the sale of each of our remaining properties, subject to a determination by our independent directors that our Advisor provided a substantial amount of services in connection with the sale of each property. Any accrued disposition fees will be paid prior to the payment of any liquidating distributions to our stockholders.

Our Advisor is entitled to reimbursement from us for certain of its operating costs and expenses in connection with the services it provides to, subject to certain limitations set forth in our charter and the Advisory Agreement. The Advisor will continue to receive reimbursements for such expenses until our liquidation and dissolution are complete, subject to the limitations set forth in our charter and the Advisory Agreement. Any accrued expense reimbursements will be paid in full prior to the payment of any liquidating distributions to our stockholders.

For additional information regarding such fees and expense reimbursements, see “Certain Relationships and Related Party Transactions – Our Relationships with our Advisor and our Sponsor.”

Stock Ownership of our Directors and Officers

Our Sponsor, which is indirectly owned and controlled by Mr. Moody, owns an aggregate of 11,121 shares of our Class A common stock, with respect to which it may receive liquidating distributions from us. In addition, each other member of our Board owns shares of our Class A common stock, with respect to which they may receive liquidating distributions from us. For more information regarding such stock ownership, see “Security Ownership of Certain Beneficial Owners and Management.”

Repayment of Moody Loans

Moody Capital, an affiliate of our Sponsor owned and controlled by Mr. Moody, has made the following Moody Loans to us:

●	a loan in the principal amount of $10 million, maturing on March 30, 2026;

●	a loan in the principal amount of $10 million, maturing on June 30, 2025 (subject to our right to extend the maturity date for up to an additional year);

●	a loan in the original principal amount of $10 million, maturing on August 20, 2025 (subject to our right to extend the maturity date for up to an additional year), which was reduced by $2.0 million on April 11, 2025, resulting in a current principal balance of $8.0 million;

●	a loan in the principal amount of $10 million, maturing on April 13, 2025, which was repaid in full on April 11, 2025; and

●	a loan in the in the principal amount of $10 million, maturing on January 1, 2026, which was repaid in full on February 7, 2025.

We have used the proceeds of the Moody Loans to meet our cash flow needs. The Moody Loans bear interest at rates based upon one-year SOFR plus an applicable additional percentage, compounded semi-annually.

As of May 31, 2025, the aggregate outstanding principal balance of the Moody Loans was $28 million and the aggregate accrued and unpaid interest on the Moody Loans was $11.7 million.

The Moody Loans are prepayable in full by us without penalty. Subject to approval of the Plan of Liquidation Proposal by our stockholders, we will repay the outstanding principal balance of the Moody Loans, including all accrued and unpaid interest thereon, in full out of the proceeds of the liquidation of our assets prior to the payment of any liquidating distributions to our stockholders.

Current Litigation Arising from Our Actions in Connection with the Plan of Liquidation

To our knowledge, there is currently no litigation arising from our actions in connection with the Plan of Liquidation.

Principal Provisions of the Plan of Liquidation

The following is a brief summary of the material provisions of the Plan of Liquidation. The following summary is qualified in its entirety by reference to the Plan of Liquidation, a copy of which is attached hereto at Annex A and is incorporated by reference into this proxy statement. We encourage you to read the Plan of Liquidation in its entirety.

General

The Plan of Liquidation authorizes us to do every act necessary or advisable to (i) sell all of our assets, (ii) pay all of our known debts and liabilities (including all expenses incidental to the Plan of Liquidation, including all counsel fees, accountants’ fees, advisory fees and such other fees and taxes as are necessary to effectuate the Plan of Liquidation), (iii) establish reserves, obtain insurance and otherwise provide for the payment of our unknown or contingent liabilities, (iv) distribute any remaining cash to our stockholders in one or more liquidating distributions, and (v) wind up our operations and legally dissolve.

Effectiveness

Our Board has directed that the Plan of Liquidation, including the sale of all or substantially all of our assets and our dissolution, be submitted to our stockholders for approval. The Plan of Liquidation will become effective upon approval of the Plan of Liquidation, including the sale of all or substantially all of our assets and our dissolution, by the affirmative vote of the holders of at least a majority of our shares then outstanding and entitled to vote thereon. The date of our stockholders’ approval is referred to as the “Effective Date.”

Sale of Assets

Pursuant to the Plan of Liquidation, we, acting for ourself or in our capacity as the general partner of the Operating Partnership, as appropriate, are authorized to sell or to cause the Operating Partnership and the subsidiaries of the Operating Partnership to sell, upon such terms as may be deemed advisable, any or all of our remaining properties and other assets for cash, notes, redemption of equity or such other assets as may be conveniently liquidated or distributed to our stockholders.

Payment of Creditors

Pursuant to the Plan of Liquidation we are authorized to pay or create a reserve fund for the payment of or otherwise adequately provide for the payment of all of our debts, liabilities and obligations and pay all expenses incidental to the Plan of Liquidation, including all counsel fees, accountants’ fees, advisory fees and such other fees and taxes as are necessary to effectuate the Plan of Liquidation. The outstanding liabilities that will be repaid with the net proceeds of our liquidation of our assets will include, without limitation, the Moody Loans (as discussed above).

Reserve Funds

Pursuant to the Plan of Liquidation, we are authorized, but not required, to establish one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in our accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. We are also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions or to create a reserve fund by any other reasonable means. We intend to establish a reserve fund to fund any indemnification claims brought by our officers and directors.

Liquidating Distributions

Pursuant to the Plan of Liquidation, we are authorized to distribute all the net proceeds (if any) of our liquidation to our stockholders, either in cash or in kind, in one or more distributions in accordance with the terms and provisions of our charter. We expect to distribute all of the net proceeds, if any, from our liquidation within 24 months after the Effective Date, although the timing of such distributions, if any, will depend on when we sell our assets. The actual amounts and times of payment of any liquidating distributions we pay will be determined by our Board in its discretion. If you transfer your shares during the liquidation process, the right to receive liquidating distributions will transfer with those shares. No assurance can be given as to the amount, if any, of liquidating distributions our stockholders will ultimately receive.

Liquidating Trust

If all of our assets are not sold or distributed within 24 months of the Effective Date, or if unpaid liabilities remain outstanding, we may transfer any assets not sold or distributed, including any reserve fund or other cash on hand, to a liquidating trust. We may create a liquidating trust to avoid losing our status as a REIT or otherwise avoid the payment of income tax after the 24-month period following the Effective Date, in order to enable us to terminate our obligation to file quarterly reports and audited annual financial statements with the SEC or if our Board otherwise determines it is advantageous or appropriate to do so. If we establish a liquidating trust, we would (i) transfer and assign to the liquidating trust all of our assets and (ii) simultaneously with such transfer and assignment distribute to our stockholders at that time beneficial interests in the liquidating trust in proportion to the number of shares of common stock owned by such stockholders. The purpose of the liquidating trust that we may establish will be to liquidate any remaining assets on terms satisfactory to the liquidating trustees and, after paying any of our remaining liabilities, distribute the proceeds of the sale of assets formerly owned by us to the holders of the beneficial interests in the liquidating trust. The liquidating trust will be obligated to pay any of our expenses and liabilities that remain unsatisfied. Approval of the Plan of Liquidation will constitute the approval by our stockholders of (i) the establishment of a liquidating trust and the transfer of our assets to such trust, (ii) our Board’s appointment of one or more individuals, who may or may not be former members of our Board or officers, or corporate persons, including the Advisor, to act as trustee or trustees, and (iii) the terms of any declaration of trust adopted by our Board. We expect that beneficial interests in the liquidating trust will not be freely transferable. Therefore, the recipients of beneficial interests in the liquidating trust will not realize any value from these beneficial interests unless and until the liquidating trust distributes cash or other assets to them, which will be solely in the discretion of the trustees.

The transfer of assets to a liquidating trust is only a possible contingency plan. Our Board has not determined the terms or structure for any liquidating trust. The characteristics of any liquidating trust we form in the future will be determined by our Board at a future date depending on factors such as the number and value of assets to be held by the liquidating trust and the number of holders of beneficial interests in the liquidating trust.

Excluded Property - Residence Inn Houston Medical Center

On April 21, 2025, we entered into a purchase and sale agreement to sell the Residence Inn Houston Medical Center to an affiliate of our Sponsor for an aggregate purchase price, subject to certain adjustments, of $33,000,000. Prior to our Board’s consideration and approval of the Plan of Liquidation, our Board, including all of the independent directors, determined that it was advisable and in our best interests to sell the Residence Inn Houston Medical Center. Pursuant to the Plan of Liquidation, the sale of the Residence Inn Houston Medical Center is not subject to the approval of the Plan of Liquidation by our stockholders and will be completed, subject to the satisfaction of all applicable closing conditions with respect thereto, regardless of whether our stockholders approve the Plan of Liquidation Proposal.

Director Compensation and Indemnification

Pursuant to the Plan of Liquidation, our independent directors will continue to receive compensation as directors for attendance at meetings of our Board until we have completely liquidated and dissolved, provided that they remain members of our Board. We pay each of our independent directors an annual retainer of $50,000, plus $2,000 per in-person board meeting attended, $1,500 per in-person committee meeting attended and $1,000 for each telephonic meeting attended; provided, however, that we do not pay an additional fee to our directors for attending a committee meeting when the committee meeting is held on the same day as a Board meeting. We also pay the chairperson of our audit committee an additional annual retainer of $30,000.

Pursuant to the Plan of Liquidation, we will reserve sufficient assets and/or obtain or maintain such insurance (including, without limitation, directors and officers insurance) as is necessary or advisable to provide the continued indemnification of our directors, officers and agents and such other parties whom we have agreed to indemnify, to the maximum extent provided by our charter and bylaws, any existing indemnification agreement to which we are a party and applicable law. At the discretion of our Board, such insurance may include coverage for the periods after our dissolution, including periods after the termination of any liquidating trust.

Termination and Amendment

Prior to the acceptance of the Articles of Dissolution by the SDAT, our Board may terminate the Plan of Liquidation for any reason. Notwithstanding approval of the Plan of Liquidation by our stockholders, our Board or, if a liquidating trust is established, the trustees of the liquidating trust, may make certain modifications or amendments to the Plan of Liquidation without further action by or approval of our stockholders to the extent permitted under law.

Status of Common Stock

We intend to file Articles of Dissolution with SDAT following the completion of our liquidation. Upon the acceptance of our Articles of Dissolution, all issued and outstanding shares of our common stock will be canceled and no longer deemed outstanding and all rights of the holders thereof as our stockholders will automatically cease and terminate. Such cancellation of our outstanding common stock is not contingent upon out payment of any liquidating distributions to our stockholders and will occur as a matter of law upon our dissolution pursuant to the filing of the Articles of Dissolution. We currently intend to close our stock transfer books on the date of our dissolution date and at such time cease recording stock transfers. Our common stock is not currently listed on a stock exchange. We intend to make a public announcement of the anticipated filing date of the Articles of Dissolution in advance of the filing.

Reporting Requirements

Whether or not the Plan of Liquidation is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even if compliance with such reporting requirements is economically burdensome. If the Plan of Liquidation is approved, in order to curtail expenses, we may, after filing our Articles of Dissolution, seek relief from the SEC from certain reporting requirements under the Exchange Act. We anticipate that, if we seek such relief and it is granted, we would continue to file current reports on Form 8-K to disclose material events relating to our liquidation and dissolution, along with any other reports that the SEC might require, but would discontinue filing annual and quarterly reports on Forms 10-K and 10-Q. However, we may not seek such relief and the SEC may not grant any such relief in the event that we seek it. To the extent that we delay filing the Articles of Dissolution or if we do not obtain reporting relief from the SEC, we would be obligated to continue complying with all of the applicable reporting requirements of the Exchange Act.

Regulatory Approvals

No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the Plan of Liquidation, other than the requirements of the Maryland General Corporation Law.

Appraisal Rights

Under Maryland law, our stockholders are not entitled to appraisal rights or to any similar rights of dissenters for their shares of our common stock in connection with the transactions contemplated by the Plan of Liquidation.

Vote Required

The affirmative vote of a majority of all of the shares of common stock entitled to vote on the Plan of Liquidation Proposal is required for approval of the Plan of Liquidation Proposal. As a result, abstentions and broker non-votes, if any, will have the effect of a vote against the Plan of Liquidation Proposal. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares FOR the Plan of Liquidation Proposal.

Whether or not you plan to attend the Annual Meeting and vote in person, we urge you to have your vote recorded. YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

VOTING RECOMMENDATION

Our Board UNANIMOUSLY recommends a vote “FOR” THE PLAN OF LIQUIDATION PROPOSAL.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material United States federal income tax considerations that may be relevant to you from the transactions described in this proxy statement. This discussion is based on the laws, regulations (whether final, temporary or proposed), rulings and judicial decisions now in effect, all of which are subject to change, and some of which may have retroactive effect. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS will agree with all of such statements and conclusions. This discussion assumes that we have qualified at all times throughout our existence, and will continue to qualify until our liquidation, as a REIT for United States federal income tax purposes. The following discussion is not exhaustive of all possible tax considerations. This summary neither gives a detailed discussion of any state, local or foreign tax considerations nor does it discuss all of the aspects of United States federal income taxation that may be relevant to you in light of your particular circumstances or to certain types of stockholders (including insurance companies, tax-exempt entities, financial institutions or broker-dealers, foreign corporations or partnerships, and persons who are not citizens or residents of the United States) subject to special treatment under the United States federal income tax laws.

YOU ARE ADVISED TO CONSULT WITH YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU FROM THE PLAN OF LIQUIDATION AND RELATED TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT AND YOUR RECEIPT OF DISTRIBUTIONS FROM US IN CONNECTION WITH THE PLAN OF LIQUIDATION.

United States Federal Income Tax Consequences to the Company and Our Stockholders

United States Federal Income Tax Consequences to the Company

For U.S. federal income tax purposes, we are taxed as a REIT under Sections 856 through 860 of the Code. If the Plan of Liquidation is approved by our stockholders, we currently expect that we will continue to qualify as a REIT prior to the final distribution of assets. However, in order for us to continue to qualify as a REIT, we must satisfy a number of asset, income and distribution tests and there can be no assurances that we will be able to satisfy these tests throughout the liquidation process. For example, in order to maintain our REIT status, we must, among other things, continue to derive income from qualified sources, principally rents from real property, interest from mortgages on real property and gains from the sale or exchange of real estate assets. In addition, our principal investments must continue to be in real estate assets. We plan to sell substantially all of our properties if the Plan of Liquidation is approved. Accordingly, there can be no assurances that we will be able to satisfy these tests throughout the liquidation process pursuant to the Plan of Liquidation and the failure to satisfy such tests could cause us to lose our qualification as a REIT. Our Board has the authority to cause us to discontinue our status as a REIT at any time if our Board finds it in the best interest of our stockholders to do so.

The Code defines a REIT generally as a corporation, trust or association (i) which is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) which would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code; (iv) which is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) during the last half of each taxable year not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code); and (vii) which meets certain other tests regarding the nature of its income and assets and the amount of its distributions. We believe that we have issued a sufficient number of shares to allow us to satisfy conditions (v) and (vi) above. In addition, the charter provides for restrictions regarding the transfer and ownership of shares, which restrictions are intended to assist us in continuing to satisfy the share ownership requirements described in (v) and (vi) above.

In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (a) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction (as described below) and excluding our net capital gain, and (b) 90% of our net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. We may elect to retain and pay taxes on all or a portion of our net long-term capital gains for any taxable year, in which case our stockholders would include in their income as long-term capital gains their proportionate share of such undistributed capital gains. Our stockholders would be treated as having paid their proportionate share of the capital gains tax paid by us, which amounts would be credited or refunded to our stockholders. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, we would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent possible, we intend to pay timely distributions sufficient to satisfy this annual distribution requirement.

As a REIT, we are generally not subject to federal corporate income tax on the portion of our taxable income or capital gain that we currently distribute to our stockholders in distributions that are eligible for the dividends paid deduction (the “DPD”). We will, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed to our stockholders. Under Section 562(b) of the Code, distributions eligible for the DPD include (i) in the case of amounts distributed in liquidation, the part of such distribution (deducting for such purpose the amount of such distribution equal to the capital and paid-in surplus attributable to the stock with respect to which the distribution is being paid) which is properly chargeable to earnings and profits accumulated after February 28, 1913; and (ii) in the case of a complete liquidation of a corporation occurring within 24 months after the adoption by a corporation of a Plan of Liquidation, any distribution within such period pursuant to such plan to the extent of the earnings and profits (computed without regard to capital losses) of such corporation for the taxable year in which such distribution is paid. In addition, under Section 562(e) of the Code, in the case of a REIT, in determining the amount of dividends under Section 316 of the Code for purposes of computing the DPD, the earnings and profits of such REIT are increased for any taxable year by the total amount of gain, if any, on the sale or exchange of real property by the REIT during such taxable year.

So long as we continue to qualify as a REIT, any net gain from “prohibited transactions” will be subject to a 100% tax. “Prohibited transactions” are sales of property held primarily for sale to customers in the ordinary course of a trade or business. The prohibited transactions tax is intended to prevent a REIT from retaining any profit from the sales of properties held primarily for sale to customers in the ordinary course of business. The Code provides for a “safe harbor” which, if all its conditions are met, would protect a REIT’s property sales from being considered prohibited transactions. Whether a property is held primarily for sale to customers in the ordinary course of a trade or business is a highly factual determination. We believe that all of our remaining properties are and have been held for investment and the production of rental income, and that none of the prior or contemplated sales of our properties should constitute a prohibited transaction. We do not believe that the prior sales of the Company’s properties, nor the pending sales of the Company’s properties pursuant to the Plan of Liquidation should be subject to the prohibited transactions tax. However, due to certain factors, the contemplated sales may not qualify for the protective safe harbor. There can, however, be no assurances that the IRS will not successfully challenge the characterization of properties we hold for purposes of applying the prohibited transaction tax.

We expect to completely liquidate within 24 months after the adoption of the Plan of Liquidation, in which case any liquidating distributions that we pay to our stockholders within such 24-month period pursuant to such Plan of Liquidation will, to the extent of our earnings and profits, computed without regard to our capital losses, for the taxable year in which any such liquidating distributions are paid, be treated as dividends for purposes of computing our DPD. For this purpose, for the taxable year in which we pay the liquidating distributions to our stockholders, our earnings and profits will include any gain resulting from the sale of our properties.

If we are unable to dispose of all of our properties within 24 months after adoption of the Plan of Liquidation or if it is otherwise advantageous or appropriate to do so, our Board may establish a liquidating trust to which we could distribute in kind our assets. Even if all of our properties were disposed of within such period, our Board may decide to establish a liquidating trust to retain cash reserves beyond such 24-month period to meet any contingent liabilities. Under the Code, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust. Although neither the Code nor the Treasury regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations. If we establish a liquidating trust, we intend to comply with such IRS guidelines.

An entity classified as a liquidating trust may receive assets, including cash, from the liquidating entity without incurring any tax. The liquidating trust will be treated as a grantor trust for U.S. federal income tax purposes, and accordingly, will not be subject to entity level tax on any income or gain recognized by it. For tax consequences of transfers made to the liquidating trust, see “—United States Federal Income Tax Consequences to our U.S. Stockholders” below. If the liquidating trust fails to qualify as such, its treatment for U.S. federal income tax purposes will depend, among other things, upon the reasons for its failure to so qualify. If the liquidating trust fails to qualify as a grantor trust because the liquidation is considered to have been unreasonably prolonged or the liquidation purpose has become so obscured by business activities that the declared purpose of liquidation is considered to have been lost or abandoned, then the liquidating trust will most likely be treated as a partnership. Partnership status, however, would require that the liquidating trust avoid being classified as a publicly traded partnership, which among other things may require that beneficial interests in the trust not be transferable. If formed, we expect that the beneficial interests in the liquidating trust will not be freely transferable. If the liquidating trust were classified as a publicly traded partnership, the liquidating trust itself would be subject to tax, and stockholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If the liquidating trust were classified as a partnership for U.S. federal income tax purposes, it is likely that the tax consequences to the stockholders as a result of owning beneficial interests in the liquidating trust would not differ materially from the tax consequences to the stockholders if the liquidating trust was classified as a grantor trust. If the liquidating trust were classified as a corporation, the liquidating trust itself would be subject to tax and stockholders could also be subject to tax upon the receipt of certain distributions from the liquidating trust. If our Board elects to use a liquidating trust, it is anticipated that every effort will be made to ensure that the trust will be classified as a grantor trust for U.S. federal income tax purposes.

United States Federal Income Tax Consequences to U.S. Stockholders

For purposes of this discussion, a “U.S. Stockholder” is a beneficial owner of our shares that is (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, organized under the laws of the United States or any state of the United States (or the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, (iv) certain tax-exempt entities, including individual retirement accounts, or (v) a trust if both: (1) a U.S. court is able to exercise primary supervision over the administration of the trust, and (2) one or more U.S. persons have the authority to control all substantial decisions of the trust. A “Non-U.S. Stockholder” is any beneficial owner of our shares other than a U.S. Stockholder or a partnership or other entity treated as a partnership for U.S. federal income tax purposes. If a partnership, or entity treated as a partnership for U.S. federal income tax purposes, holds our shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

Stockholders may receive one or more liquidating distributions as a result of our liquidation and dissolution. The amount of any liquidating distribution should be applied first to reduce a stockholder’s tax basis in his, her or its shares of our common stock, but not below zero. If the amount of the liquidating distributions is less than the stockholder’s tax basis in his, her or its shares of our common stock, the stockholder will generally recognize a loss. This loss, however, will not be recognized until the taxable year in which the final liquidating distribution is received by the stockholder. As it is anticipated that the Plan of Liquidation will take up to two years to effect, it is likely any such loss would not be expected to be recognizable until the 2026 taxable year. Note that if our Board decides to establish a liquidating trust, the distribution to stockholders of beneficial interests in the liquidating trust will constitute the final liquidating distribution for these purposes. The amount of the distributions in excess of a stockholder’s tax basis in his, her or its shares of our common stock will be gain, and should be recognized in the year the distribution is received.

In general, gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. The gain or loss will be a capital gain or loss, assuming that the shares of our common stock are held as a capital asset (generally, property held for investment). A capital gain or loss will be long-term with respect to stock that has been held by a stockholder for more than one year. U.S. Stockholders who are individuals, estates or trusts may be subject to an additional 3.8% Medicare tax on their gain from the liquidation, and should consult their tax advisors concerning the applicability of this tax. There are limitations on the deductibility of capital losses, including that net capital losses may offset only capital gains and up to $3,000 of ordinary income per year in the case of individuals, and may only offset capital gains in the case of corporations. Individuals may carry forward any unused net capital losses indefinitely. Long-term capital gain realized by a stockholder that is an individual, estate or trust is generally taxed as preferential rates.

Tax-exempt stockholders, including employee pension benefit trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income”, as defined in the Code. A full discussion of the consequences of tax-exempt and Non-U.S. Stockholders of using a liquidating trust is beyond the scope of this proxy statement and any such stockholder is urged to consult its own tax advisors regarding the federal, state and local income and other tax consequences of their receipt of liquidating distributions from us.

If our Board decides to establish a liquidating trust, as discussed above, the distribution of beneficial interests in the liquidating trust will be treated as a distribution in liquidation of the U.S. Stockholder’s shares of our common stock. Accordingly, each stockholder will be treated as having received a liquidating distribution equal to his, her or its share of the amount of cash and the fair market value of any asset transferred to the liquidating trust. At that time, recognizable loss will be triggered. This loss will be subject to certain limitations and carryforward rules as discussed above. After such distribution, our stockholders will be beneficiaries of such liquidating trust and be treated as the owner of his, her or its pro rata portion of each asset, including cash, received by and held by the liquidating trust. Each stockholder will recognize gain to the extent such value is greater than his, her or its basis in shares notwithstanding that he, she or it may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability.

The liquidating trustee will file tax returns for the liquidating trust and will send to each stockholder a separate statement setting forth the stockholder’s share of items of income, gain, loss, deduction and credit. In addition, each stockholder will be required to take into account in computing his, her or its taxable income, a pro rata share of each item of income, gain and loss of the liquidating trust, which may create additional U.S. tax compliance requirements and/or payments for tax-exempt stockholders and Non-U.S. Stockholders. A stockholder will also recognize taxable gain or loss when all or part of his, her or its pro rata portion of an asset is disposed of for an amount greater or less than his, her or its pro rata portion of the fair market value of such asset at the time it was transferred to the liquidating trust. Any such gain or loss will be capital gain or loss so long as the stockholder holds his, her or its interest in the assets as a capital asset.

Our stockholders will receive an applicable IRS Form 1099 for the receipt of liquidating distributions received from us.

United States Federal Income Tax Consequences to Non-U.S. Stockholders

The rules governing United States federal income taxation of Non-U.S. Stockholders are complex, and no attempt will be made in this proxy statement to provide more than a limited summary of such rules. A Non-U.S. Stockholder should consult with his, her or its own tax advisor to determine the impact of United States federal, state and local income tax laws with regard to the Plan of Liquidation and each Non-U.S. Stockholder’s receipt of liquidating distributions from us. Accordingly, this discussion does not address all aspects of United States federal income taxation, nor state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to a Non-U.S. Stockholder in light of his, her or its particular circumstances.

United States Federal Income Tax Consequences to Non-U.S. Stockholders Under The Foreign Investment In Real Property Tax Act of 1980 (“FIRPTA”)

In general, Section 897 of the Code requires a Non-U.S. Stockholder that disposes of a “United States real property interest,” or USRPI, to treat any gain or loss from such disposition as gain that is effectively connected with the conduct of a trade or business within the United States or as loss that is allocable to such gain. A USRPI includes an interest in real property located in the United States and any interest other than that of a creditor in a domestic corporation that is a “United States real property holding corporation.”

As discussed above, we currently contemplate that we will continue to qualify as a REIT prior to the final distribution of assets. Accordingly, the FIRPTA provisions governing distributions from REITs treat, for U.S. federal income tax purposes, the liquidation as a liquidating distribution from us to Non-U.S. Stockholders of the net proceeds from liquidation. The IRS has taken the position in Notice 2007-55 that the FIRPTA provisions governing distributions from REITs apply to the extent liquidating distributions are attributable to gain from the sale of USRPIs, except under limited circumstances which are inapplicable here. Non-U.S. Stockholders should consult their tax advisors regarding the application of those provisions.

The IRS stated in Notice 2007-55 that REIT liquidating distributions are subject to tax under Section 897(h)(1) of the Code to the extent attributable to gain from the sale of USRPIs. Thus, under Notice 2007-55, the liquidating distributions received by a Non-U.S. Stockholder are subject to tax under FIRPTA as a distribution to the extent they are attributable to gain from the sale of our properties. If the liquidating distributions were taxed under FIRPTA, the gain recognized by a Non-U.S. Stockholder generally would be subject to U.S. federal income tax on a net basis to the extent attributable to gain from the sale of our properties, and a corporate Non-U.S. Stockholder could also be subject to the branch profits tax on such FIRPTA gain. Accordingly, we intend to withhold U.S. federal income tax at a rate of 21% from the portion of the liquidating distributions that are, or are treated as, attributable to gain from the sale of USRPIs and paid to a Non-U.S. Stockholder.

A Non-U.S. Stockholder may be entitled to a refund or credit against the holder’s United States tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their tax advisor regarding withholding tax considerations.

Certain Non-U.S. Stockholders that meet certain specific requirements to be treated as “qualified foreign pension funds” are exempted from FIRPTA and applicable withholding. This exemption would generally apply to dispositions of our shares, or distributions attributable to gain from the sale of a USRPI. In addition, shares of a REIT held by certain Non-U.S. Stockholders that meet certain specific requirements of a “qualified shareholder” will not be treated as a USRPI, and capital gain dividends from such a REIT will not be treated as gain from the sale of a USRPI, unless a person (other than a “qualified shareholder”) that holds an interest in such qualified shareholders owns, taking into account applicable constructive ownership rules, more than 10% of the shares of the REIT. In general, for these purposes, a “qualified shareholder” is a foreign person who is in a treaty jurisdiction and satisfies certain publicly traded requirements, meets certain specific requirements to be a “qualified collective investment vehicle” and maintains records on the identity of certain 5% owners. Potential stockholders should consult their own tax advisors with respect to the availability of these exemptions.

United States Federal Income Tax Consequences to Non-U.S. Stockholders Other Than Under FIRPTA

Gain recognized by a Non-U.S. Stockholder upon our dissolution and his, her or its receipt of liquidating distributions from us which is not otherwise subject to taxation under FIRPTA will nonetheless be subject to United States federal income tax if (i) the Non-U.S. Stockholder’s investment in his, her or its stock is “effectively connected” with the Non-U.S. Stockholder’s United States trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as a U.S. Stockholder with respect to such gain, except that a foreign corporation Non-U.S. Stockholder also may be subject to the 30% branch profits tax; or (ii) an individual Non-U.S. Stockholder is present in the United States for at least 183 days during a three-year period ending in the current calendar year, in which case the individual Non-U.S. Stockholder will be subject to a tax on his or her net capital gains for the taxable year.

FATCA. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock or gross proceeds from the sale or other disposition of our capital stock, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend. Stockholders should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock.

Income Tax Treaties. If a Non-U.S. Stockholder is eligible for treaty benefits under an income tax treaty with the United States, the Non-U.S. Stockholder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. Stockholders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

Backup Withholding and Information Reporting Consequences to Stockholders

Backup withholding may apply to payments made to a U.S. Stockholder in connection with the liquidation unless the U.S. Stockholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. Stockholder is not subject to backup withholding or otherwise complies with the applicable requirements of the backup withholding rules, which generally may be done by providing us with a properly completed and signed IRS Form W-9. Individual U.S. Stockholders who do not provide us with their correct taxpayer identification number may be subject to penalties imposed by the IRS. We may also be required to withhold on liquidating distributions paid to any U.S. Stockholders who fail to certify their non-foreign status.

If you are a Non-U.S. Stockholder, liquidating distributions paid to you may be subject to backup withholding tax unless such stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN, W-8BEN-E or other applicable version of IRS Form W-8. If a Non-U.S. Stockholder is subject to backup or other United States federal income tax withholding, then the applicable withholding agent will be required to withhold the appropriate amount with respect to a deemed or constructive distribution, even though there is insufficient cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the applicable withholding agent may collect the amount of United States federal income tax required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of the property that the stockholder would otherwise receive or own, and the stockholder may bear brokerage or other costs for this withholding procedure.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you generally will be allowed as a refund or a credit against your U.S. federal income tax liability as long as you provide the required information to the IRS in a timely manner.

State and Local Taxes

Our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which they transact business or reside. The state and local tax treatment of our stockholders may not conform to the United States federal income tax consequences discussed above. Consequently, stockholders should consult their own tax advisors regarding the effect of state and local tax laws on the transactions described in this proxy statement and on the receipt of the liquidating distributions from us.

PROPOSAL NO. 2:

ELECTION OF DIRECTORS

Our Board currently consists of five directors. Our charter and our bylaws provide that the number of directors may be established by a majority of our Board but may not be fewer than three nor more than fifteen.

Our Board has unanimously nominated Brett C. Moody, William H. Armstrong, Charles L. Horn, Clifford P. McDaniel and John P. Thompson each to serve for a term of office commencing on the date of the Annual Meeting and ending on the date of the 2026 Annual Meeting of Stockholders and until each of their successors are elected and qualified. Each of Messrs. Moody, Armstrong, Horn, McDaniel and Thompson currently serves as a member of our Board. Our Board believes the director nominees have played and will continue to play a vital role in our management and operations through their participation on the Board.

Unless otherwise instructed on the proxy, the shares represented by proxies will be voted “FOR” all director nominees. Each director nominee has consented to being named as a director nominee in this proxy statement and has agreed that, if elected, he will serve on our Board for a one-year term and until his successor has been elected and qualified. If any director nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute director nominee designated by our Board. Our Board has no reason to believe that any of the persons named will be unable or unwilling to serve. We are not aware of any family relationship among any of the director nominees and any of our directors or executive officers. Each of the director nominees has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a director except that each such nominee has agreed to serve as our director if elected.

To elect the director nominees, the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting must be cast in favor of the proposal (assuming a quorum is present). This means that a director nominee needs to receive more votes for his election than withheld from or present but not voted in his or her election in order to be elected to our Board. Because of this requirement, “withhold” votes and broker non-votes will have the effect of a vote against each nominee for director. If an incumbent director nominee fails to receive the required number of votes for reelection, then under Maryland law, he will continue to serve as a “holdover” director until his successor is duly elected and qualifies.

Information about Director Nominees

The names, ages (as of March 31, 2025) and positions with us of the director nominees are as follows:

Name	Age	Position(s)
Brett C. Moody	61	Chairman of the Board of Directors, Chief Executive Officer and President
Charles L. Horn	64	Independent Director
Clifford P. McDaniel	63	Independent Director
William H. Armstrong III	60	Independent Director
John P. Thompson	61	Independent Director

The principal occupations and certain other information about the director nominees, including their length of service as directors, are set forth below.

Brett C. Moody has served as our Chairman of the Board, Chief Executive Officer and President since our organization. Mr. Moody also serves as Chief Executive Officer and President of Moody National Advisor II, LLC (our “Advisor”). Mr. Moody also served as Chairman of the Board of Directors, Chief Executive Officer and President of Moody National REIT I, Inc. (“Moody I”) and Chief Executive Officer and President of Moody I’s advisor from January 2008 to September 2017. Mr. Moody founded Moody Mortgage Corporation in 1996 and has served as its Chairman and Chief Executive Officer since its formation. Mr. Moody, who has over 20 years of commercial real estate experience, has since guided the growth of his company from a mortgage company to a full service real estate firm, which includes affiliates Moody National Mortgage Corporation, Moody National Realty Company, L.P., Moody National Management, L.P., Moody National Hospitality Management, LLC, Moody National Development Company, L.P. and their respective subsidiaries (collectively referred to as the “Moody National Companies”). His primary responsibilities include overseeing real estate acquisitions and management as well as building, coaching and leading the Moody National Companies team of professionals. As Chairman of the Board and Chief Executive Officer of Moody National Mortgage Corporation, Mr. Moody has closed over 200 transactions totaling over $2 billion. Prior to founding Moody National Mortgage Corporation, Mr. Moody was a financial analyst for the Dunkum Mortgage Group, now Live Oak Capital. Mr. Moody also serves on the Board of Directors of Foundation for the Future, the Yellowstone Academy for At Risk Children, and the Palmer Drug Abuse Program. Mr. Moody attended the University of Texas at Austin but did not receive any degrees.

Our Board, excluding Mr. Moody, has determined that the leadership positions previously and currently held by Mr. Moody, and the extensive experience he has accumulated from acquiring and managing investments in commercial real estate and debt, have provided Mr. Moody with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

Charles L. Horn has served as one of our independent directors, and as Chairman of the Audit Committee of our Board of Directors since August 2014. Mr. Horn also served as an independent director and as Chairman of the Audit Committee of Moody I from 2012 to 2017. Since November 2021, Mr. Horn has served as President and Chief Executive Officer of Loyalty Ventures, Inc. (NASDAQ:LYLT), a leading provider of customer loyalty and marketing solutions. From July 2019 to October 2021, Mr. Horn served as Executive Vice President and Senior Advisor of Alliance Data Systems, Inc. (NYSE: ADS), a leading provider of customer loyalty and marketing solutions, and from December 2009 to June 2019, Mr. Horn served as Executive Vice President and Chief Financial Officer of Alliance Data Systems, Inc. From 1999 to November 2009, Mr. Horn served as Senior Vice President and Chief Financial Officer for Builders Firstsource, Inc. (NASDAQ: BLDR), a leading supplier of structural building materials to homebuilders. From 1994 to 1999, Mr. Horn served as Vice President of Finance and Treasury for the retail operations of Pier 1 Imports, Inc., and, from 1992 to 1994, Mr. Horn served as Executive Vice President and Chief Financial Officer of Conquest Industries. Mr. Horn is a Certified Public Accountant in the State of Texas. Mr. Horn received a B.A. in business administration from Abilene Christian University and an M.B.A. from the University of Texas at Austin.

Our Board, excluding Mr. Horn, has determined that Mr. Horn’s experience as the chief financial officer of public, listed companies and as a certified public accountant has provided Mr. Horn with the experiences, attributes and skills necessary to effectively carry out his duties and responsibilities as a director.

Clifford P. McDaniel has served as one of our independent directors since February 2016. Since February 2015, Mr. McDaniel has also served as an Executive Managing Director of the Affordable Housing Group in the Houston office of ARA, a Newmark Company, a real estate investment brokerage firm. From January 1996 to February 2015, Mr. McDaniel served as a Principal with ARA. In his roles at ARA, Mr. McDaniel has developed expertise in the financial and procedural aspects of real estate transactions for multiple institutional clients. Mr. McDaniel also serves at the Executive Director of On Track Ministries, Vice President of Club Outreach Ministries and Secretary of West Houston 15 MUD. Mr. McDaniel received a B.S. in Communications from the University of Texas at Austin.

Our Board, excluding Mr. McDaniel, has determined that Mr. McDaniel’s current and previous experience in strategic real estate acquisitions and dispositions has provided Mr. McDaniel with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

William H. Armstrong III has served as one of our independent directors since 2017. Mr. Armstrong also served as one of Moody I’s independent directors from September 2008 until September 2017. Mr. Armstrong serves as Chairman of the Board, Chief Executive Officer and President of Stratus Properties Inc. (NASDAQ: STRS), a company engaged in the acquisition, development, management, operation and sale of commercial, hotel, entertainment, multifamily and single-family residential real estate properties located primarily in the Austin, Texas area. Mr. Armstrong has been employed by Stratus Properties since its inception in 1992, served as Chief Financial Officer and Chief Operating Officer of Stratus Properties from 1996 to 1998, and has served as Chairman of the Board, Chief Executive Officer and President of Stratus Properties since 1998. Prior to joining Stratus Properties, Mr. Armstrong was Vice President of Sonnenblick Goldman, a national real estate investment banking and advisory firm. Mr. Armstrong serves on the Finance Committee of the U.S. Green Building Council, a Washington, D.C.-based non-profit organization, and he has been active in the National Association of Real Estate Investment Trusts, or NAREIT, the Urban Land Institute and the Real Estate Council of Austin. Mr. Armstrong received a B.A. in Economics from the University of Colorado Denver.

Our Board, excluding Mr. Armstrong, has determined that Mr. Armstrong’s previous leadership positions, including directorships, with other organizations primarily engaged in investing in commercial real estate have provided Mr. Armstrong with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

John P. Thompson has served as one of our independent directors since 2017. Mr. Thompson also served as one of Moody I’s independent directors from September 2008 until September 2017. Mr. Thompson is the founder of PinPoint Commercial, L.P., which provides real estate services focusing on industrial, senior housing and medical related projects primarily in Texas. As CEO of Pinpoint Commercial, Mr. Thompson leads all investment and development activities for the firm and oversees the company’s financial and management operations. Prior to founding PinPoint Commercial in 1998, Mr. Thompson served as an industrial real estate broker with CB Richard Ellis, Inc. Mr. Thompson received a B.B.A. in Finance from the University of Texas at Austin.

Our Board, excluding Mr. Thompson, has determined that Mr. Thompson’s experience managing investments in industrial and retail properties and brokering industrial properties has provided Mr. Thompson with the experiences, attributes and skills necessary to effectively carry out the duties and responsibilities of a director.

VOTING RECOMMENDATION

Our Board UNANIMOUSLY recommends a vote “FOR” all five director nominees to our Board.

PROPOSAL NO. 3:

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected and appointed Frazier & Deeter to act as our independent registered public accounting firm for the year ending December 31, 2025, and has directed that the appointment of such independent registered public accounting firm be submitted for ratification by our stockholders at the Annual Meeting.

Although stockholder ratification of the appointment of our independent auditor is not required by our applicable law, our charter or bylaws or otherwise, we are submitting the selection of Frazier & Deeter to our stockholders for ratification as a matter of good corporate governance practice. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in our best interests. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

Representatives of Frazier & Deeter are expected to be available during the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders.

Ratification of the appointment of Frazier & Deeter as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present. Any shares not voted, whether by abstention, broker non-vote or otherwise, have no impact on the vote.

Audit Committee Pre-Approval Policies

The Audit Committee’s charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for us by our independent auditors as well as all permitted non-audit services in order to ensure that the provision of such services does not impair our independent auditors’ independence. In determining whether or not to pre-approve services, the Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC.

The Audit Committee, may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

In accordance with our Audit Committee’s pre-approval policy, all services rendered for us by Frazier & Deeter were pre-approved by our Audit Committee.

Audit Fees

The Audit Committee reviewed the audit performed by Frazier & Deeter, as well as the fees charged by Frazier & Deeter for such services. Frazier & Deeter did not provide any non-audit services. The aggregate fees billed to us by Frazier & Deeter for professional accounting services for the years ended December 31, 2024 and 2023 are set forth in the table below.

	Year ended December 31, 2024	Year ended December 31, 2023
Audit fees	$409,000	$325,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$409,000	$325,000

For purposes of the preceding tables, Frazier & Deeter’s professional fees are classified as follows:

●	Audit fees — These are fees for professional services performed for the audit of our annual financial statements, the required review of quarterly financial statements, registration statements and other procedures performed by our independent auditors in order for them to be able to form an opinion on our consolidated financial statements.

●	Audit-related fees — These are fees for assurance and related services that traditionally are performed by our independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

●	Tax fees — These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

●	All other fees — These are fees for any services not included in the above-described categories, including assistance with internal audit plans and risk assessments.

VOTING RECOMMENDATION

Our Board UNANIMOUSLY recommends a vote “FOR” the ratification of the appointment of Frazier & Deeter as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

AUDIT COMMITTEE REPORT

Our Audit Committee carries out oversight functions with respect to the preparation, review and audit of our financial statements, our system of internal controls and the qualifications, independence and performance of our internal auditor consultants and independent auditors, and issues related to cybersecurity impacting our company, and operates under a written charter adopted by the Board. The Audit Committee has the sole authority and responsibility to select, evaluate and, as appropriate, replace our independent auditors. The Audit Committee members are “independent,” consistent with the qualifications set forth in our charter, the listing standards of the NYSE and Rule 10A-3 under the Exchange Act applicable to board of directors in general and audit committees in particular.

Our management is responsible for the development, maintenance and evaluation of internal controls and procedures and our financial reporting system, the maintenance of appropriate accounting and financial reporting principles or policies and the preparation, presentation and integrity of our financial statements. Our independent registered public accounting firm is responsible for auditing our consolidated financial statements in accordance with U.S. generally accepted auditing standards and expressing an opinion as to their conformity with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee the foregoing functions.

The Audit Committee reviews our financial reporting process on behalf of the Board. In performance of its oversight function, the Audit Committee has met and held discussions with management and our independent registered public accounting firm with respect to our audited consolidated financial statements for fiscal year 2024 and related matters. Management advised the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and our independent auditors, Frazier & Deeter. Our independent auditors presented to and reviewed with the Audit Committee the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. Our independent auditors also provided to the Audit Committee the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence and in connection therewith the Audit Committee discussed with the independent auditors their views as to their independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for such services to, Frazier & Deeter.

In undertaking its oversight function, the Audit Committee relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on our financial statements. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of the external audits, whether our financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the system of internal control.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board that our audited financial statements for the year ended December 31, 202 be included in our Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Charles L. Horn, Chairman

Clifford P. McDaniel

CORPORATE GOVERNANCE

In General

Our business is managed by our Advisor, subject to the oversight and direction of our Board. Our Board currently has five members and is currently comprised of Messrs. Moody, Armstrong, Horn, McDaniel and Thompson.

Board Meetings

Directors are expected to attend meetings of our Board and meetings of the committees on which they serve, to spend the time needed and to meet as frequently as necessary, in order to discharge their responsibilities properly. Our Board held four meetings during the fiscal year ended December 31, 2024. Each of our directors attended at least 75% of the aggregate of the total number of meetings of our Board held during the period for which he served as a director and the aggregate total number of meetings held by all committees of our Board on which he served during the periods in which he served.

Director Attendance at Annual Meetings

Although we have no formal policy with regard to attendance by the members of our Board at our annual stockholder meetings, we invite and encourage the members of our Board to attend our annual stockholder meetings to foster communication between our stockholders and our Board. We make every effort to schedule our annual meeting of stockholders at a time and date to permit attendance by directors, taking into account the directors’ schedules and the timing requirements of applicable law. One of the members of our Board attended the 2024 Annual Meeting of our stockholders.

Contacting our Board of Directors

Our Board provides a process for our stockholders to send communications to our Board. Any stockholder who desires to contact members of our Board may do so by writing to Moody National REIT II, Inc., 9655 Katy Freeway, Suite 600, Houston, Texas 77024, to the attention of our Secretary. All communications will be compiled by our Secretary, who will determine whether they should be presented to our Board. The purpose of this screening is to avoid having our Board consider irrelevant or inappropriate communications (such as advertisements and solicitations). Our Secretary will submit all appropriate communications to our Board, the Audit Committee, or the relevant individual director(s), as appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal accounting controls and auditing matters are received, they will be forwarded by our Secretary to the Audit Committee for review.

Director Independence

Our charter provides that a majority of our directors must be “independent directors” as defined by our charter (as discussed below), except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. We have a five-member board. One of our directors, Brett C. Moody, is affiliated with our Sponsor and its affiliates, and we do not consider Mr. Moody to be an independent director. Each of the four remaining directors currently serving on our Board, Messrs. Armstrong, Horn, McDaniel and Thompson, qualify as “independent directors” as defined in our charter.

As defined in our charter, an “independent director” is a person who is not, on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly, associated with our Sponsor or our Advisor by virtue of (1) ownership of an interest in our Sponsor, our Advisor, or any of their respective affiliates, other than us; (2) employment by our Sponsor, our Advisor, or any of their affiliates; (3) service as an officer or director of our Sponsor, our Advisor, or any of their affiliates, other than as one of our directors; (4) performance of services, other than as a director, for us; (5) service as a director or trustee of more than three real estate investment trusts organized by our Sponsor or advised by our Advisor; or (6) maintenance of a material business or professional relationship with our Sponsor, our Advisor, or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross revenue derived by the director from our Sponsor, our Advisor, and their affiliates (excluding fees for serving as one of our directors or other REIT or real estate program organized or advised or managed by the Advisor or its affiliates) exceeds 5% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with our Sponsor or our Advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with our Sponsor, our Advisor, any of their affiliates, or with us. None of our independent directors face conflicts of interest because of affiliations with other programs sponsored by our Sponsor and its affiliates. Our charter requires that a director have at least three years of relevant experience and demonstrate the knowledge required to successfully acquire and manage the type of assets that we intend to acquire to serve as a director. Our charter also requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience.

Although our shares are not listed on any national securities exchange, our independent directors are “independent” as defined by the standards of the New York Stock Exchange (the “NYSE”). The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the Board must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Based upon its review, our Board has affirmatively determined that each of Messrs. Armstrong, Horn, McDaniel and Thompson are “independent” members of our Board as defined by our charter and the NYSE, including with respect to committee service on the Audit Committee.

Board Composition

We do not have a standing nominating committee. Our Board has determined that it is appropriate for us not to have a nominating committee because our Board presently considers all matters for which a nominating committee would be responsible. Each member of our Board participates in the consideration of director nominees. While we do not have any minimum qualifications with respect to director nominees, our Board considers many factors in connection with each candidate, including judgment, integrity, diversity, experience, the value of the candidate’s experience relative to the experience of other members of our Board and the candidate’s willingness to devote substantial time and effort to the responsibilities of our Board. Our Board does not have a formal written policy regarding the consideration of diversity in identifying director nominees. Nevertheless, considerations of diversity will continue to be important factors in identifying and recruiting new directors.

Our Board will also consider recommendations made by stockholders for nominees to our Board. In order to be considered by our Board, recommendations made by stockholders must be submitted within the timeframe required to request a proposal to be included in our proxy materials. See “Stockholder Proposals.” In evaluating the persons recommended as potential members of our Board, our Board will consider each candidate without regard to the source of the recommendation and take into account those factors that our Board determines are relevant. Stockholders may directly nominate potential members for our Board (without the recommendation of our Board) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.

In conducting its annual self-assessment and nominating the director nominees, our Board determined that each director nominee has the business experience, skills, perspectives, independence and diversity in relation to our company’s needs. In addition to a demonstrated record of business and professional accomplishment, each of our director nominees has substantial experience serving on boards, including our Board and boards of other organizations. Each of our directors has gained substantial insight as to the operation of our company and has demonstrated a commitment to discharging his or her oversight responsibilities as a director.

Board Leadership Structure and Oversight of Risk Management

Brett C. Moody serves as the Chairman of our Board and our Chief Executive Officer. The independent directors have determined that the most effective leadership structure for us at the present time is for our Chief Executive Officer to also serve as Chairman of our Board. The independent directors believe that because our Chief Executive Officer is ultimately responsible for our day-to-day operations and for executing our business strategy, and because our performance is an integral part of the deliberations of our Board, our Chief Executive Officer is the director best qualified to act as Chairman of our Board. Our Board retains the authority to modify this structure to best address our unique circumstances and to advance the best interests of our stockholders, as and when appropriate. Although we do not have a lead independent director, our Board believes the current structure is appropriate, as all of our independent directors are actively involved in meetings of our Board.

Our Board has an active role in overseeing the management of risks applicable to us and our operations. We face a number of risks, including economic risks, environmental and regulatory risks, and other risks such as the impact of competition. How well we manage these and other risks can ultimately determine our success. Our Board manages our risk through its approval of all property acquisitions and assumptions of material levels of debt and its oversight of our executive officers and our Advisor. Our Board may also establish committees it deems appropriate to address specific areas in more depth than may be possible at a full Board meeting, provided that the majority of the members of each committee are independent directors. Our Board has established an Audit Committee, which oversees management of accounting, financial, legal and regulatory risks. For more information, see “—Audit Committee,” below.

Audit Committee

Our Board has a separately designated standing Audit Committee. The current members of the Audit Committee are Messrs. Horn and McDaniel, both of whom are “independent directors” as defined by our charter, the listing standards of the NYSE and Rule 10A-3 under the Exchange Act applicable to boards of directors in general and audit committees in particular. Mr. Horn currently serves as the Chairman of the Audit Committee and has been designated by our Board as the “audit committee financial expert” pursuant to the requirements of Item 407(d)(5) of Regulation S-K promulgated by the SEC under the Exchange Act. The Audit Committee has adopted a written charter under which it operates, a copy of which is available on our website at https://reitii.moodynationalreit.com and upon request.

The Audit Committee meets on a regular basis, at least quarterly and more frequently as necessary. During the year ended December 31, 2024, the Audit Committee held four meetings. The Audit Committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review our independent auditors’ independence and to assist our Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls which management has established and the audit and financial reporting process.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Ethics”), which contains general guidelines for conducting our business and is designed to help directors, employees and independent consultants resolve ethical issues in an increasingly complex business environment. The Code of Ethics applies to all of our officers, including our principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions and all members of our Board. The Code of Ethics covers topics including, but not limited to, conflicts of interest, record keeping and reporting, payments to foreign and U.S. government personnel and compliance with laws, rules and regulations. Our Code of Ethics is designed to comply with SEC regulations relating to codes of conduct and ethics. Any waiver of the Code of Ethics may be made only by our Board or the Audit Committee and will be promptly disclosed as required by law. We will provide to any person without charge a copy of our Code of Ethics, including any amendments or waivers, upon written request delivered to our principal executive offices located at 9655 Katy Freeway, Suite 600, Houston, Texas 77024, Attention: Secretary.

Hedging Policy

Our Board has not adopted, and we do not have, any specific practices or policies regarding the ability of our officers, our directors, the employees of our Advisor or its affiliates, or any of their respective designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engage in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

EXECUTIVE OFFICERS

The following table sets forth the positions, ages and selected biographical information for our executive officers. Biographical information for Mr. Moody is provided above under “Proposal No. 2.: Election of Directors.”

Name	Age	Position(s)
Brett C. Moody	61	Chairman of the Board of Directors, Chief Executive Officer and President
Robert W. Engel	70	Chief Financial Officer, Treasurer and Secretary

Robert W. Engel has served as our Chief Financial Officer and Treasurer since our organization. Mr. Engel also served as Chief Financial Officer and Treasurer of Moody I from January 2008 to September 2017, and as Secretary of Moody I from May 2010 to September 2017. In addition, Mr. Engel also serves as the Chief Financial Officer—Real Estate Development and Management of the Moody National Companies Organization, a position he has held since September 2006. Prior to working at the Moody National Companies Organization, Mr. Engel served as the Divisional Controller, Real Estate Development and Management, of BMS Management, Inc., an owner and manager of commercial and multifamily properties primarily in Houston, Texas from May 2005 to September 2006. From November 1999 to May 2005, Mr. Engel served as Controller and Chief Financial Officer, Real Estate Development and Management for Hartman Management, Inc., advisor to Hartman Commercial Properties REIT, which provides commercial real estate services. Mr. Engel is a CPA and holds memberships in the American Institute of Certified Public Accountants, and the Texas Society of Certified Public Accountants. Mr. Engel is also a CPM, with membership in the Institute of Real Estate Management, and a CCIM as a member of the CCIM Institute. He is a licensed real estate broker in the State of Texas. Mr. Engel holds Series 7, 22, 24, 27, 62 and 63 licenses with FINRA. Mr. Engel received a B.B.A. with highest honors from the University of Texas in Austin, Texas.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation of our Executive Officers

We are externally managed by our Advisor and currently have no employees nor do we currently intend to hire any employees. Our executive officers are employees of our Advisor or one or more of its affiliates and do not receive compensation directly from us and we do not intend to pay any compensation to our executive officers. We do not reimburse our Advisor directly or indirectly for the salary or other compensation paid to any of our executive officers. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us. We do not have nor has our Board considered a compensation policy for our executive officers and we have not included a Compensation and Discussion Analysis in this proxy statement.

Each of our executive officers, including each executive officer who serves as a director, is an officer or employee of our Advisor or its affiliates and receives compensation for his or her services, including services performed on our behalf, from such entities. See “Certain Relationships and Related Party Transactions” below for a discussion of fees paid to our Advisor and its affiliates.

Compensation of our Directors

If a director is also one of our executive officers or an affiliate of our Advisor, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by our Board, based upon recommendations from our Advisor. The following table sets forth certain information regarding compensation earned by or paid to our directors during the year ended December 31, 2024.

Name	Fees Earned or Paid in Cash(1)	Restricted Stock Grants	All Other Compensation	Total
Brett C. Moody	$—	$—	$—	$—
Charles L. Horn(2)	84,000	—	—	84,000
Clifford P. McDaniel(2)	54,000	—	—	54,000
John P. Thompson(2)	54,000	—	—	54,000
William H. Armstrong(2)	54,000	—	—	54,000
Total	$246,000	$—	$—	$246,000

________________

(1)	The amounts shown in this column include fees earned for attendance at meetings of our Board and committees and annual retainers, as described below under “—Cash Compensation.”
(2)	Independent director.

Cash Compensation

We pay each of our independent directors an annual retainer of $50,000, plus $2,000 per in-person meeting of our Board attended, $1,500 per in-person committee meeting attended and $1,000 for each telephonic board or committee meeting attended; provided, however, we do not pay an additional fee to our directors for attending a committee meeting when the committee meeting is held on the same day as a meeting of our Board. We also pay the Audit Committee Chairman an additional annual retainer of $30,000, which annual retainer amount was increased from $10,000 effective as of January 1, 2024, and reimburse all directors for reasonable out-of-pocket expenses incurred in connection with attending meetings of our Board.

Independent Directors Compensation Plan

We have approved and adopted an independent directors compensation plan which operates as a sub-plan of our long-term incentive plan. Under our independent directors compensation plan, each of our then-current independent directors received 5,000 shares of restricted common stock when we raised the minimum offering amount of $2,000,000 in our initial public offering. Each new independent director that subsequently joins our Board receives 5,000 shares of restricted common stock on the date he or she joins our Board. In addition, on the date following an independent director’s reelection to our Board, he or she receives an additional grant of 2,500 shares of restricted common stock upon each of the first four annual meetings of stockholders at which he or she is reelected to our Board. The restricted stock will generally vest and become non-forfeitable in equal quarterly installments beginning on the first day of the first quarter following the date of grant; provided, however, that the restricted stock will become fully vested on the earlier of (i) the termination of the independent director’s service as a director due to death or disability, or (ii) we experience a change in control. As of December 31, 2024, all of our current independent directors have received all of the grants of restricted stock to which they are entitled pursuant to the terms of the independent directors compensation plan.

Long-Term Incentive Plan

We have adopted a long-term incentive plan which we use to attract and retain qualified directors, officers, employees, and consultants. Our long-term incentive plan offers these individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. We currently anticipate that we will issue awards only to our independent directors under our long-term incentive plan.

The long-term incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, dividend equivalents, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by our Board for participation in our long-term incentive plan. Stock options granted under the long-term incentive plan will not exceed an amount equal to 10.0% of the outstanding shares of our common stock on the date of grant of any such stock options. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant.

Our Board or a committee appointed by our Board administers the long-term incentive plan, with sole authority to determine all of the terms and conditions of the awards, including whether the grant, vesting or settlement of awards may be subject to the attainment of one or more performance goals. As described above, our independent directors receive shares of restricted stock under a sub-plan to our long-term incentive plan, thereby aligning their interests more closely with the interests of our stockholders. No awards will be granted under the long-term incentive plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our Board, no award granted under the long-term incentive plan will be transferable except through the laws of descent and distribution.

We have authorized and reserved an aggregate maximum number of 2,000,000 shares for issuance under the long-term incentive plan, of which 1,935,000 shares remained as of December 31, 2024. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the long-term incentive plan will be adjusted proportionately and the Board will make such adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the long-term incentive plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our Board may in its sole discretion at any time determine that all or a portion of a participant’s awards will become fully vested. Our Board may discriminate among participants or among awards in exercising such discretion. The long-term incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our Board and stockholders, unless extended or earlier terminated by our Board. Our Board may terminate the long-term incentive plan at any time. The expiration or other termination of the long-term incentive plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the long-term incentive plan expires or is terminated. Our Board may amend the long-term incentive plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the long-term incentive plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the long-term incentive plan.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our Board (or other committee of our Board serving an equivalent function). Our Board has determined that it is appropriate for us not to have a compensation committee because our Board presently considers all matters for which a compensation committee would be responsible. We are externally managed by our Advisor and currently have no employees. Our executive officers serve as officers of the Advisor and are employees of the Advisor or one or more of its affiliates. Our executive officers do not receive any cash compensation from us or any of our subsidiaries for serving as our executive officers but, instead, receive compensation from the Advisor. In addition, we do not reimburse the Advisor for compensation it pays to our executive officers. As such, all decisions with respect to the compensation of our executive officers are made by the Advisor. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our long-term incentive plan as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	—	1,935,000
Equity compensation plans not approved by security holders:	N/A	N/A	N/A
Total	—	—	1,935,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of June 1, 2025, for each person or group that holds more than 5.0% of our outstanding shares of common stock, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns shares of our common stock has sole voting and disposition power with regard to such shares.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of All Shares
Officers and Directors
Brett C. Moody(3)	11,121	*
William H. Armstrong	26,959	*
Robert W. Engel	—	—
Charles L. Horn	18,075	*
Clifford P. McDaniel	18,158	*
John P. Thompson	16,292	*
All Directors and Executive Officers as a group (6 persons)(3)	90,605	*

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* Represents less than 1.0%.

(1)	The address of each of Messrs. Moody, Armstrong, Engel, Horn, McDaniel and Thompson is c/o Moody National REIT II, Inc., 9655 Katy Freeway, Suite 600, Houston, Texas 77024.
(2)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.
(3)	Includes 11,121 shares owned by our sponsor, which is indirectly owned and controlled by Mr. Moody.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of our common stock to file with the SEC, within specified time frames, initial reports of beneficial ownership and reports of changes in ownership of our shares of common stock. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2024, or written representations that no additional forms were required, we believe that all required Section 16(a) filings were timely and correctly made by reporting persons during the year ended December 31, 2024.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following describes all transactions during the period from January 1, 2023 through December 31, 2024 involving us, our directors, our Advisor, our Sponsor and any affiliate thereof and all such proposed transactions. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders and have determined that all such transactions are fair and reasonable to us.

Ownership Interests

Our Sponsor owns 8,000 shares of our common stock that it purchased for an aggregate of $200,000 on August 14, 2014. Moody LPOP II, LLC (“Moody LPOP II”) contributed $1,000 to our Operating Partnership in exchange for special limited partnership interests therein and our affiliate, Moody OP Holdings II, LLC (“Moody Holdings II”), contributed $1,000 to our Operating Partnership in exchange for limited partnership interests.

As of December 31, 2024, Moody Holdings II owned less than 1% of the outstanding limited partnership interests in our Operating Partnership and Moody LPOP II owned 100% of the special limited partnership interests issued by our Operating Partnership. We are the sole general partner of our Operating Partnership and own approximately 97.7% of the limited partnership units of our Operating Partnership. As we accepted subscriptions for shares of our common stock, we transferred substantially all of the net offering proceeds from our public offering to our Operating Partnership as a contribution in exchange for partnership interests and our percentage ownership in our Operating Partnership increased proportionately. Moody LPOP II’s ownership interest of the special limited partnership interests entitles it to receive distributions equal to 15% of our net cash flows, whether from continuing operations, the repayment of loans, the disposition of assets or otherwise, but only after our stockholders have received, in the aggregate, cumulative distributions equal to their total invested capital plus a 6% cumulative, non-compounded annual pre-tax return on such aggregated invested capital. In addition, the special limited partnership interest holder will be entitled to a separate payment if it redeems its special limited partnership interests. The special limited partnership interests may be redeemed upon: (1) the listing of our common stock on a national securities exchange or (2) the occurrence of certain events that result in the termination or non-renewal of our Advisory Agreement (as defined below) in each case for an amount that Moody LPOP II would have been entitled to receive as if our Operating Partnership had disposed of all of its assets at the enterprise valuation as of the date of the event triggering the redemption.

Our Relationships with our Advisor and our Sponsor

Our Advisor, Moody National Advisor II, LLC, supervises and manages our day-to-day operations and selects our real property investments and real estate-related investments, subject to the oversight of our Board. Our Advisor also provides marketing, sales and client services on our behalf. Our Advisor was formed in July 2014 and is indirectly owned by our Sponsor. Brett C. Moody, our Chairman of the Board, Chief Executive Officer and President, also serves as the Chief Executive Officer of our Sponsor and our Advisor. All of our officers and directors, other than our independent directors, are officers of our Advisor and serve, and may serve in the future, other affiliates of our Advisor.

We and our Operating Partnership have entered into the Advisory Agreement, the current one-year term of which expires on January 20, 2026, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. A majority of the independent directors may terminate the Advisory Agreement without cause or penalty on 60 days’ written notice and that we may terminate the Advisory Agreement immediately for fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our Advisor, a material breach of the Advisory Agreement by our Advisor or upon the bankruptcy of our Advisor. Services provided by the Advisor under the terms of the Advisory Agreement include the following:

●	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;
●	research, identify, review and recommend to our Board for approval investments in real estate assets and dispositions consistent with our investment policies and objectives;
●	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of real estate assets will be made;
●	actively oversee and manage our portfolio of real estate assets for purposes of meeting our investment objectives;
●	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, informational systems and other administrative services on our behalf;
●	select joint venture partners, structure corresponding agreements and oversee and monitor these relationships;
●	arrange for financing and refinancing of our real estate assets; and
●	recommend various liquidity events to our Board when appropriate.

The above summary is provided to illustrate the material functions that our Advisor performs for us pursuant to the Advisory Agreement and is not intended to include all of the services that may be provided to us by our Advisor, its affiliates or third parties.

Fees and Expense Reimbursements Paid to our Advisor

Pursuant to the Advisory Agreement, we pay our Advisor or its affiliates the fees described below.

●	As of January 16, 2018, our Advisor assumed responsibility for the payment of all selling commissions, dealer manager fees and stockholder servicing fees paid in connection with our ongoing public offering. In connection therewith, we increased the acquisition fee we pay our Advisor from 1.5% to up to 3.85% of (1) the cost of all investments that we acquire (including our pro rata share of any indebtedness assumed or incurred in respect of the investment and exclusive of acquisition and financing coordination fees), (2) our allocable cost of investments acquired in a joint venture (including our pro rata share of the purchase price and our pro rata share of any indebtedness assumed or incurred in respect of that investment and exclusive of acquisition fees and financing coordination fees) or (3) the amount funded by us to acquire or originate a loan or other investment, including mortgage, mezzanine or bridge loans (including any third-party expenses related to such investment and exclusive of acquisition fees and financing coordination fees). The 3.85% acquisition fee is comprised of (i) a 1.5% base acquisition fee and (ii) up to an additional 2.35% contingent acquisition fee amount (the “Contingent Advisor Payment”). The 1.5% base acquisition fee will always be payable upon our acquisition of an investment, unless the receipt thereof is waived by our Advisor. Our Advisor intends to recoup the selling commissions, dealer manager fees and stockholder servicing fees it funds on our behalf through receipt of the Contingent Advisor Payment. The amount of the Contingent Advisor Payment to be paid in connection with the closing of an acquisition will be reviewed on an acquisition-by-acquisition basis and such payment will not exceed the then-outstanding amounts paid by our Advisor for selling commissions, dealer manager fees and stockholder servicing fees at the time of such closing. Our Advisor may waive or defer all or a portion of the acquisition fee at any time and from time to time, in the Advisor’s sole discretion. For the years ended December 31, 2024 and 2023, and for the three months ended March 31, 2025, we did not incur any acquisition fees payable to our Advisor and no Contingent Advisor Payment was paid.

●	We pay our Advisor a financing coordination fee of 1% of the amount available under any loan or line of credit made available to us and 0.75% of the amount available or outstanding under any refinanced loan or line of credit. Our Advisor will pay some or all of these fees to third parties with whom it subcontracts to coordinate financing for us. We incurred financing coordination fees payable to our Advisor of $191,000 and $0 during the years ended December 31, 2024 and 2023, respectively. We incurred no financing fees payable to our Advisor during the three months ended March 31, 2025.

●	We pay our Advisor a monthly asset management fee of one-twelfth of 1.0% of the cost of investment of all real estate investments we acquire. We incurred asset management fees of $4.8 million payable to our Advisor for each of the years ended December 31, 2024 and 2023. We incurred asset management fees of $1.0 million payable to our Advisor for the three months ended March 31, 2025.

●	We pay Moody National Hospitality Management, LLC (the “property manager”), an affiliate of our Advisor, a monthly hotel management fee equal to 4% of the monthly gross receipts from the properties managed by the property manager for services it provides in connection with operating and managing such properties. The property manager may pay some or all of the compensation it receives from us to a third-party property manager for management or leasing services. In the event that we contract directly with a non-affiliated third-party property manager, we will pay the property manager a market-based oversight fee. We will reimburse the costs and expenses incurred by the property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, but we will not reimburse the property manager for general overhead costs or personnel costs other than employees or subcontractors who are engaged in the on-site operation, management, maintenance or access control of the properties. We paid the property manager property management fees of $3.2 million and $3.4 million and accounting fees of $450,000 for each of the years ended December 31, 2024 and 2023, respectively. We incurred property management fees of $589,000 and accounting fees of $100,000 for the three months ended March 31, 2025.

●	We pay an annual incentive fee to the property manager. Such annual incentive fee is equal to 15% of the amount by which the operating profit from the properties managed by the property manager for such fiscal year (or partial fiscal year) exceeds 8.5% of the total investment in such properties. The property manager may pay some or all of this annual fee to third-party sub-property managers for management services. For purposes of this fee, “total investment” means the sum of (i) the price paid to acquire a property, including closing costs, conversion costs, and transaction costs; (ii) additional invested capital; and (iii) any other costs paid in connection with the acquisition of the property, whether incurred pre- or post-acquisition. As of December 31, 2024 and March 31, 2025, we had not paid the property manager any annual incentive fees.

●	If our Advisor provides a substantial amount of services in connection with the sale of a property or other investment, as determined by our independent directors, we may also pay our Advisor a disposition fee in an amount of up to one-half of the brokerage commission paid but in no event greater than 3% of the contract sales price of each property or other investment sold; provided, however, in no event may the aggregate disposition fees paid to our Advisor and any real estate commissions paid to unaffiliated third parties exceed 6% of the contract sales price. As of December 31, 2024, we had not paid any disposition fees to our Advisor. We incurred disposition fees payable to the Advisor of $618,000 during the three months ended March 31, 2025.

In addition to the fees we pay to our Advisor pursuant to the Advisory Agreement, we also reimburse our Advisor for the following costs and expenses:

●

Our organization and offering expenses may be incurred directly by us or may be incurred by our Advisor on our behalf. Pursuant to the Advisory Agreement, we will reimburse our Advisor for organizational and offering expenses associated with our public offerings incurred by our Advisor on our behalf, provided that within 60 days of the last day of the month in which any public offering ends, our Advisor is obligated to reimburse us to the extent that organization and offering expenses we have incurred in connection with such public offering exceed 15% of the gross offering proceeds from the sale of shares of our common stock in such offering. As of January 16, 2018, our Advisor assumed responsibility for the payment of all selling commissions, dealer manager fees and stockholder servicing fees paid in connection with our public offering. We will not reimburse our Advisor for the selling commissions and fees it pays on our behalf, however our Advisor intends to recoup all or a portion of such amounts over time through receipt of the Contingent Advisor Payment, as discussed above.

As of December 31, 2024 and 2023, total organization and offering expenses for our initial public offering and our follow-on offering were $21.1 million, comprised of $12.3 million of expenses incurred directly by us and $8.8 million in expenses incurred by and reimbursable to our Advisor (excluding the selling commissions, dealer manager fees and stockholder servicing fees paid on our behalf by our Advisor effective as of January 16, 2018). As of December 31, 2023, total organization and offering expenses for our follow-on offering were $2.7 million, comprised of $0 of expenses incurred directly by us and $2.7 million in expenses incurred by and reimbursable to our Advisor. As of December 31, 2024 and March 31, 2025, we had $0 due to our Advisor for reimbursable offering costs.

●	We will reimburse our Advisor for all expenses paid or incurred by our Advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our Advisor for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds greater of (1) 2% of our average invested assets, or (2) 25% of our net income (the “2%/25% Limitation”). Notwithstanding the above, we may reimburse our Advisor for expenses in excess of the 2%/25% Limitation if a majority of our independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. For the four fiscal quarters ended December 31, 2024, our total operating expenses were $7.1 million, which included $5.1 million in operating expenses incurred directly by us and $2.0 million incurred by our Advisor on our behalf. Of the $7.1 million in total operating expenses incurred during the four fiscal quarters ended December 31, 2024, $0 exceeded the 2%/25% Limitation. We reimbursed our Advisor $2.0 million during the four fiscal quarters ended December 31, 2024. As of December 31, 2024 and March 31, 2025, we had $267,000 and $972,000, respectively, due to our Advisor for operating expense reimbursement.

●	We reimburse our Advisor for acquisition expenses incurred related to the selection and acquisition of real property investments and real estate-related investments; provided, however, that in no event will the total of all acquisition fees (including financing coordination fees) and acquisition expenses payable exceed 6% of the contract purchase price of all real estate investments acquired. We did not reimburse our Advisor for any acquisition expenses during the years ended December 31, 2024 and 2023 or the three months ended March 31, 2025.

Dealer Manager and Participating Broker-Dealer Compensation and Terms

Effective March 25, 2020, our Board approved the termination of the sale of shares of our common stock in our public offering, including pursuant to our DRIP.

The dealer manager for our public offerings was Moody Securities, an affiliate of our Advisor. Moody Securities is a licensed broker-dealer registered with FINRA. As the dealer manager for our public offerings, Moody Securities was entitled to certain selling commissions, dealer manager fees, stockholder servicing fees and reimbursements related to our capital raising efforts. From January 1, 2017 through June 12, 2017, we paid Moody Securities an up-front selling commission of up to 7.0% of the gross proceeds of what are now the Class A Shares sold in our primary offering and a dealer manager fee of up to 3.0% of the gross proceeds of what are now the Class A Shares sold in our primary offering. Beginning on June 12, 2017, we reallocated our common shares into four separate share classes, Class A Shares, Class T Shares, Class I Shares and Class D Shares (provided that no Class D Shares are outstanding and Class D Shares were not offered in our public offering. We offered our Class A Shares, Class T Shares, and Class D Shares in our public offering, with differing commissions and fees applicable to each such class of shares.

Beginning January 16, 2018, our Advisor assumed responsibility for the payment of all selling commissions, dealer manager fees and stockholder servicing fees paid in connection with our ongoing public offering; provided, however, that our Advisor intends to recoup the funding of such amounts through the Contingent Advisor Payment.

As of December 31, 2024, we had paid Moody Securities $9.7 million in selling commissions, trailing stockholder servicing fees, and dealer manager fees related to our public offerings, of which $8.5 million could potentially be recouped by our Advisor at a later date through receipt of the Contingent Advisor Payment.

Notes Payable to Related Party

On March 30, 2021, our affiliate, Moody National Capital, LLC (“Moody Capital”), loaned us $8.0 million pursuant to a promissory note (the “Related Party Note”). The Related Party Note provides that we may borrow up to an additional $2.0 million from Moody Capital, for a maximum aggregate loan amount of $10.0 million. All amounts borrowed under the Related Party Note plus all accrued interest thereon, were originally due and payable in full on March 29, 2024, provided that we had the right to extend such maturity date for up to two years in our discretion. We have elected to extend such maturity date for two years to March 30, 2026. Interest on the Related Party Note began to accrue effective March 30, 2021. The principal amount of the loan under the Related Party Note bears interest at a rate per annum equal SOFR plus 4.75%; provided, however, that such interest rate will be increased to a rate per annum equal to SOFR plus 6.75% if the Related Party Note is subordinated to another lender. The effective interest rate for the Related Party Note was 9.27% as of December 31, 2024. The balance of the Related Party Note was $10.0 million as of each of December 31, 2024, and 2023.

From April 2021 to August 16, 2021, Moody Capital made a series of advances to us to meet our specific cash flow needs. Effective June 30, 2021, these advances were memorialized in a promissory note (“Second Related Party Note”) with a total maximum aggregate loan amount of $10.0 million. All amounts borrowed under the Second Related Party Note plus all accrued interest thereon, were originally due and payable in full on June 30, 2024, provided that we had the right to extend such maturity date for up to two years at our discretion. We elected to extend such maturity date for one year to June 30, 2025. Interest on the Second Related Party Note began to accrue effective June 30, 2021. The principal amount of the loan under the Second Related Party Note bears interest at a rate per annum equal SOFR plus 6.75%; provided, however, that such interest rate will be increased to a rate per annum equal to SOFR plus 8.75% if the Second Related Party Note is subordinated to another lender. The effective interest rate for the Second Related Party Note was 11.27% as of December 31, 2024. The balance of the Second Related Party Note was $10.0 million as of each of December 31, 2024 and 2023.

From August 20, 2021 to September 30, 2021, Moody Capital made a series of advances to us to meet our specific cash flow needs. These advances were memorialized in a promissory note (“Third Related Party Note”) with a total maximum aggregate loan amount of $10.0 million. All amounts borrowed under the Third Related Party Note plus all accrued interest thereon, were originally due and payable in full on August 20, 2024, provided that we had the right to extend such maturity date for up to two years at our discretion. We elected to extend such maturity date for one year to August 20, 2025. Interest on the Third Related Party Note began to accrue effective August 20, 2021. The principal amount of the loan under the Third Related Party Note bears interest at a rate per annum equal SOFR plus 7.75%; provided, however, that such interest rate will be increased to a rate per annum equal to SOFR plus 9.75% if the Third Related Party Nate is subordinated to another lender. The effective interest rate for the Third Related Party Note was 12.27% as of December 31, 2024. The balance of the Third Related Party Note was $10.0 million as of each of December 31, 2024 and 2023.

From April 13, 2022 to September 30, 2023, Moody Capital made a series of advances to us to meet our specific cash flow needs. These advances were memorialized in a promissory note (“Fourth Related Party Note”) with a total maximum aggregate loan amount of $10.0 million. All amounts borrowed under the Fourth Related Party Note plus all accrued interest thereon, were originally due and payable in full on April 13, 2025, provided that we had the right to extend such maturity date for up to two years at our discretion. Interest on the Fourth Related Party Note began to accrue effective April 13, 2022. The principal amount of the loan under the Fourth Related Party Note bears interest at a rate per annum equal to one-year SOFR plus 8.75%; provided, however, that such interest rate will be increased to a rate per annum equal to one-year SOFR plus 9.75% if the Fourth Related Party Note is subordinated to another lender. The effective interest rate for the Fourth Related Party Note was 13.27% as of December 31, 2024. The balance of the Fourth Related Party Note was $10.0 million as of each of December 31, 2024 and 2023.

From January 1, 2024 to June 30, 2024, Moody Capital made a series of advances to us to meet our specific cash flow needs. These advances were memorialized in a promissory note (“Fifth Related Party Note”) with a total maximum aggregate loan amount of $10.0 million. All amounts borrowed under the Fifth Related Party Note plus all accrued interest thereon, were due and payable in full on January 1, 2026, provided that we had the right to extend such maturity date for up to two years at our discretion. Interest on the Fifth Related Party Note began to accrue effective January 1, 2024. The principal amount of the loan under the Fifth Related Party Note bears interest at a rate per annum equal to one-year SOFR plus 8.75%; provided, however, that such interest rate will be increased to a rate per annum equal to one-year SOFR plus 9.75% if the Fifth Related Party Note is subordinated to another lender. The effective interest rate for the Fifth Related Party Note was 13.27% as of December 31, 2024. The balance of the Fifth Related Party Note was $10.0 million as of December 31, 2024. On February 7, 2025, we repaid the Fifth Related Party Note in full in the amount of $10.0 million.

Interest will be paid for the Related Party Note, the Second Related Party Note, the Third Related Party Note, and the Fourth Related Party Note as permitted by our available cash flow, or from the excess proceeds following a sale of a property after the payment of expenses and amounts due to any senior lender, if applicable, and will be compounded semi-annually. We expect to enter into a mutually agreeable subordination agreement with any such senior lender. We may prepay the amounts due under the Related Party Note, the Second Related Party Note, the Third Related Party Note and the Fourth Related Party Note without any prepayment penalty. As of March 31, 2025, the aggregate outstanding principal balance of the Moody Loans was $40 million. Accrued interest on these notes was $15.7 million and $14.5 million as of March 31, 2025 and December 31, 2024.

Currently Proposed Transactions

Other than as described above, there are no currently proposed material transactions with related persons.

Approval of Related Party Transactions

Our Board, including our independent directors, has examined the material terms, factors and circumstances surrounding the transactions and arrangements described above. On the basis of such examination, our Board, including our independent directors, has determined that such transactions are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Conflict Resolution Procedures

As discussed above, we are subject to potential conflicts of interest arising out of our relationship with our Advisor and its affiliates. These conflicts may relate to compensation arrangements, the allocation of investment opportunities, the terms and conditions on which various transactions might be entered into by us and our Advisor or its affiliates and other situations in which our interests may differ from those of our Advisor or its affiliates. We have adopted the procedures set forth below to address these potential conflicts of interest.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for our Sponsor or its affiliates. We, our Sponsor, our Advisor and other affiliates share certain of the same executive officers and key employees. In the event that we, or any other investment vehicle formed or managed by these real estate professionals, or any other investment vehicle sponsored by our Sponsor and its affiliates are in the market and seeking investments similar to those we intend to make, these real estate professionals will review the investment objectives, portfolio and investment criteria of each such investment vehicle to determine the suitability of the investment opportunity.

In connection with determining whether an investment opportunity is suitable for one or more investment vehicles sponsored by our Sponsor and its affiliates, these real estate professionals may take into account such factors as they, in their discretion, deem relevant, including, amongst others, the following:

●	the investment objectives and criteria of our Sponsor and other affiliates;
●	the cash requirements of our Sponsor and its affiliates;
●	the portfolio of our Sponsor and its affiliates by type of investment and risk of investment;
●	the policies of our Sponsor and its affiliates relating to leverage;
●	the anticipated cash flow of the asset to be acquired;
●	the income tax effects of the purchase;
●	the size of the investment; and
●	the amount of funds available to our Sponsor and its affiliates and the length of time such funds have been available for investment.

Following the completion of suitability determinations, these real estate professionals shall have the authority, in their sole discretion, to direct the investment opportunity to the entity for which such investment opportunity would be the most suitable. The Advisory Agreement requires that this determination be made in a manner that is fair without favoring our Sponsor or any other affiliate. Notwithstanding the foregoing, in the event that an investment opportunity becomes available that is equally suitable under all of the factors considered by these real estate professionals for both us and one or more other public or private entities sponsored by our Sponsor and its affiliates, or managed by these real estate professionals, then the entity that has had the longest period of time elapsed since it was offered an investment opportunity will first be offered such investment opportunity.

If a subsequent event or development causes any investment, in the opinion of these real estate professionals, to be more appropriate for another affiliated entity, they may offer the investment to such entity. In making an allocation determination, these real estate professionals have no obligation to make any investment opportunity available to us.

Independent Directors

Our independent directors, acting as a group, will resolve potential conflicts of interest whenever they determine that the exercise of independent judgment by our Board or our Advisor or its affiliates could reasonably be compromised. However, the independent directors may not take any action which, under Maryland law, must be taken by the entire Board or which is otherwise not within their authority. The independent directors, as a group, are authorized to retain their own legal and financial advisors. Among the matters we expect the independent directors to review and act upon are:

●	the continuation, renewal or enforcement of our agreements with our Advisor and its affiliates, including the Advisory Agreement with our Advisor and the dealer manager agreement with Moody Securities;
●	transactions with affiliates, including our directors and officers;
●	awards under our long-term incentive plan; and
●	pursuit of a potential liquidity event.

Compensation Involving Our Advisor and its Affiliates

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our Advisor and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our Advisor and its affiliates and the compensation we pay to them to determine whether the provisions of our Advisory Agreement are being carried out. The independent directors record their findings on the factors they deem relevant in the minutes of the meetings of our Board.

Term of Advisory Agreement

Each contract for the services of our Advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate an advisory agreement with our Advisor without cause or penalty on 60 days’ written notice and that we may terminate such agreement immediately for fraud, criminal conduct, misconduct or negligent breach of fiduciary duty by our Advisor, a material breach of an advisory agreement by our Advisor or upon the bankruptcy of our Advisor.

Acquisition, Leases and Sales Involving Affiliates

We will not purchase assets in which our Sponsor, our Advisor, any of our directors or any of their affiliates has an interest without a determination by a majority of our Board, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the asset to the affiliated party from which we are purchasing the asset, or, if the price to us is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event may we acquire or lease any such asset at an amount in excess of its current appraised value.

We will not sell or lease assets to our Advisor, our Sponsor, any of our directors or any of their respective affiliates without a determination by a majority of our Board, including a majority of the independent directors, not otherwise interested in the transaction that such transaction is fair and reasonable to us.

Our charter provides that the consideration we pay for real property will ordinarily be based on the fair market value of the property as determined by a majority of our Board or the members of a duly authorized committee of the Board. In cases in which a majority of our independent directors so determine, and in all cases in which real property is acquired from our Sponsor, our Advisor, any of our directors or any of their affiliates, the fair market value shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates

We are prohibited from investing in or making mortgage loans unless an appraisal of the underlying property is obtained. In all cases in which the transaction is with our Advisor, our Sponsor, our directors or any of their respective affiliates, the appraisal must be obtained by an independent expert, and we must keep the appraisal for at least five years and make it available for inspection and duplication by any of our common stockholders. In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title. Our charter prohibits us from investing in indebtedness secured by a mortgage that is subordinate to any lien or other indebtedness of our Sponsor, our Advisor, any of our directors or any of our affiliates.

Loans Involving Affiliates

We will not make any loans to our Advisor, our Sponsor, any of our directors or any of their respective affiliates except mortgage loans for which an appraisal of the underlying property is obtained from an independent appraiser or loans to wholly owned subsidiaries. In addition, we will not borrow from our Advisor, our Sponsor, any of our directors or any of their respective affiliates unless a majority of our Board, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our Board. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by our directors or officers, our Sponsor, our Advisor or any of their respective affiliates.

Other Transactions Involving Affiliates

We will not engage in any other transaction with our Sponsor, our Advisor, any of our directors or any of their respective affiliates unless a majority of our Board, including a majority of the independent directors, not otherwise interested in such transaction approve such transaction as fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

PROPOSAL NO. 4:

THE ADJOURNMENT PROPOSAL

The Adjournment Proposal is a proposal that would permit us (i) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the Annual Meeting, and (ii) subsequently, to adjourn the Annual Meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved at the Annual Meeting (such proposals are referred to as the “Delayed Proposals”).

In this proposal, we are asking you to approve the adjournment of the Annual Meeting and any later adjournments to a date or dates not later than October 30, 2025, in order to enable us to solicit additional proxies in favor of the Delayed Proposals. If our stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, even if a quorum is present, to a date not later than October 30, 2025 and use the additional time to solicit additional proxies in favor of the Delayed Proposals, including the solicitation of proxies from our stockholders that have previously voted against the approval of the Delayed Proposals. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against the approval of any of the Delayed Proposals to defeat any of these proposals, we could adjourn the Annual Meeting without a vote on any of the Delayed Proposals and seek during that period to convince the holders of the shares that voted against the Delayed Proposals to change their votes to votes in favor of the approval of the Delayed Proposals.

Our Board believes that if the number of shares of our common stock, present or represented by proxy at the Annual Meeting and voting in favor of the approval of the Delayed Proposals is insufficient to approve the Delayed Proposals, it is in the best interest of our stockholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of approval of the Delayed Proposals to bring about the approval of these proposals.

Vote Required

A majority of the votes cast at an Annual Meeting at which a quorum is present is required for the approval of the Adjournment Proposal. Abstentions and broker non-votes, if any, will not affect the outcome of this proposal. If you submit a proxy card with no further instructions, the appointed proxies will vote your shares “FOR” the Adjournment Proposal.

Voting Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to herein. If any other matter is properly brought before the Annual Meeting for action by our stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

STOCKHOLDER PROPOSALS

Under SEC regulations, any stockholder desiring to make a proposal to be acted upon at the 2026 Annual Meeting of Stockholders must cause such proposal to be received at our principal executive offices located at 9655 Katy Freeway, Suite 600, Houston, Texas 77024, Attention: Secretary, no later than 120 days prior to the one year anniversary of the date of this proxy statement in order for the proposal to be considered for inclusion in our proxy statement for the 2026 Annual Meeting; provided, however, that in the event that the date of the 2026 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting, the deadline for the delivery of such stockholder proposal will be a reasonable time prior to the date we begin to print and send our proxy materials. Stockholders also must follow the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act.

Pursuant to Article II, Section 11(a)(2) of our Bylaws, if a stockholder wishes to present a proposal at the 2026 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the proxy statement for that meeting, the stockholder must give advance written notice thereof to our Secretary at our principal executive offices no earlier than the 150th day prior to the one year anniversary of the date of this proxy statement and no later than 5:00 p.m., Central Time, on the 120th day prior to the one year anniversary of date of this proxy statement; provided, however, that in the event that the date of the 2026 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2026 Annual Meeting of Stockholders and not later than 5:00 p.m., Central Time, on the later of (1) the 120th day prior to the date of the 2026 Annual Meeting of Stockholders or (2) the tenth day following the day on which public announcement of the date of the 2026 Annual Meeting is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals.

In addition to the notice and information requirements contained in our bylaws, and consistent with the universal proxy rules, stockholders who, in connection with the 2026 Annual Meeting intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 no later than July 31, 2026, unless the date of the 2026 Annual Meeting has changed by more than 30 calendar days from the anniversary date of the Annual Meeting, in which case such notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by us.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

We will mail a proxy card together with this proxy statement to all stockholders of record as of the close of business on July 3, 2025, the Record Date, on or about July 7, 2025. SEC rules permit companies and intermediaries such a brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders unless contrary instructions have been received from the affected stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing the volume of duplicate information and reducing printing and mailing expenses. If your family has multiple accounts holding shares of our common stock, you should have already received a householding notification from us. If you have any questions or require additional copies of the annual disclosure documents, please contact us by mail at Moody National REIT II, Inc., 9655 Katy Freeway, Suite 600, Houston, Texas 77024, or by phone at 1-800-510-7348. We will arrange for delivery of a separate copy of this proxy statement or our annual report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies. If you are a stockholder who receives multiple copies of the annual disclosure documents, you may request householding by contacting us in the same manner and requesting a householding consent form.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at www.sec.gov. Our website at https://reitii.moodynationalreit.com contains additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this proxy statement.

This proxy statement incorporates by reference the 2024 Annual Report and the First Quarter 2025 Quarterly Report. Such documents contains important information about our company and our financial condition.

This proxy statement also incorporates by reference the Plan of Liquidation attached hereto at Annex A.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement and any of the documents incorporated by reference in this proxy statement or other information concerning us, without charge, by writing Moody National REIT II, Inc., 9655 Katy Freeway, Suite 600, Houston, Texas 77024 or by telephone at 1-800-510-7348, and may access this proxy statement and the documents incorporated by reference herein through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE ANNUAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED JULY 3, 2025. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

It is important that proxies be returned promptly. Therefore, stockholders are urged to date and sign the accompanying proxy card and return it in the accompanying return envelope. Investors may also vote by telephone by calling 800-690-6903 or by internet at www.proxyvote.com. If you need additional assistance, please call: 1-844-202-7072.

MOODY NATIONAL REIT II, INC.
c/o Broadridge	Your Proxy Vote is Important!
51 Mercedes Way
Edgewood, NY 11717	Vote by Internet
Please go to the electronic voting website at www.proxyvote.com. Follow the online instructions. If you vote by internet, you do not have to return your proxy card.
Vote by Telephone
Please call us toll free at 800-690-6903, and follow the instructions provided. If you vote by telephone, you do not have to return your proxy card.
Vote by Mail
Complete, sign and date your proxy card and return it promptly in the enclosed envelope.
If Voting by Mail:
Please ensure the address to the right shows through the window of the enclosed postage paid return envelope.	Vote Processing c/o Broadridge 51 Mercedes Way Edgewood, NY 11717

9655 Katy Freeway, Suite 600, Houston, Texas 77024

(713) 977-7500

PROXY CARD

This Proxy Is Solicited by the Board of Directors

Please Vote by September 29, 2025

The undersigned stockholder of Moody National REIT II, Inc. a Maryland corporation, hereby appoints Brett C. Moody and Robert W. Engel, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2025 Annual Meeting of Stockholders of Moody National REIT II, Inc., to be held on September 30, 2025 at 9:30 A.M., Central Time, at 9655 Katy Freeway, Suite 3140, Houston, Texas 77024, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

You may obtain directions to attend the 2025 Annual Meeting of Moody National REIT II, Inc. by calling investor services at 1-800-510-7348.

This proxy is solicited on behalf of the Moody National REIT II, Inc. Board of Directors. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2025 Annual Meeting, including matters incident to its conduct.

SIGN, DATE and RETURN:

When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature	Date

Signature	Date

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

This communication presents only an overview of the more complete proxy materials that are available to you in this packet and on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at: www.proxyvote.com

PLEASE AUTHORIZE YOUR PROXY TODAY!

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 3 AND 4 AND “FOR” ALL THE DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS NAMED IN PROPOSAL 2. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATIONS ARE MADE, THE VOTES ENTITLED TO BE CAST BY THE STOCKHOLDER WILL BE VOTED “FOR” PROPOSALS 1, 3 AND 4 AND “FOR ALL” NOMINEES IN PROPOSAL 2.

1.	Plan of Liquidation Proposal. Approval of the Plan of Complete Liquidation and Dissolution of the Company.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.	Election of Directors. For the election of Brett C. Moody, Charles L. Horn, Clifford P. McDaniel, William H. Armstrong III and John P. Thompson to serve as Directors until the Annual Meeting of Moody National REIT II, Inc. to be held in the year 2026 and until their successors are duly elected and qualified.	FOR ALL	AGAINST ALL	FOR ALL EXCEPT*
		☐	☐	☐

	01. Brett C. Moody 02. Charles L. Horn 03. Clifford P. McDaniel 04. William H. Armstrong III 05. John P. Thompson	* To withhold authority to vote for any individual nominee(s), write the number of the nominee(s) in the box below:

3.	Auditor Ratification. The ratification of the appointment of Frazier & Deeter, LLC to act as independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4.	Adjournment Proposal. Approval of a proposal that would permit the Company to proceed with the voting on only the proposals that have received sufficient votes to be approved at the Annual Meeting and subsequently to adjourn the Annual Meeting to solicit additional proxies to vote in favor of any proposal that has not received sufficient votes to be approved.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

YOUR VOTE IS IMPORTANT! PLEASE SIGN, DATE, AND RETURN YOUR PROXY CARD TODAY.

ANNEX A

PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

OF

MOODY NATIONAL REIT II, INC.

1.    Approval and Effectiveness of Plan. This Plan of Complete Liquidation and Dissolution (the “Plan”) of Moody National REIT II, Inc., a Maryland corporation (the “Company”), including the sale of all or substantially all of the assets of the Company and the dissolution of the Company, has been approved by the board of directors of the Company (the “Board”) as being advisable and in the best interests of the Company and the holders (the “Stockholders”) of the Company’s Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), Class T Common Stock, $0.01 par value per share (the “Class T Common Stock”), Class D Common Stock, $0.01 par value per share (the “Class D Common Stock”), and Class I Common Stock, $0.01 par value per share (the “Class I Common Stock” and, together with the Class A Common Stock, the Class T Common Stock and the Class D Common Stock, the “Common Stock”). The Board has directed that the Plan, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company, be submitted to the Stockholders for approval. The Plan shall become effective upon approval of the Plan, including the sale of all or substantially all of the assets of the Company and the dissolution of the Company, by the affirmative vote of the holders of at least a majority of the shares of Common Stock then outstanding and entitled to vote thereon. The date of the Stockholders’ approval is hereinafter referred to as the “Effective Date.”

2.    Voluntary Liquidation and Dissolution. On and after the Effective Date, the Company shall voluntarily liquidate and dissolve in accordance with Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Maryland General Corporation Law (the “MGCL”). Pursuant to the Plan, the Company shall, acting for itself or in its capacity as the general partner of Moody National Operating Partnership II, LP, a Delaware limited partnership (the “Operating Partnership”), sell, convey, transfer and deliver or otherwise dispose of all of the assets of the Company and cause the Operating Partnership to sell, convey, transfer and deliver or otherwise dispose of all of the assets of the Operating Partnership in one or more transactions, without further approval of the Stockholders. Within thirty (30) days after the Effective Date, the officers of the Company shall file a return on Form 966 with the Internal Revenue Service for and on behalf of the Company. This Plan is intended to constitute a plan of liquidation for purposes of Section 331 and 336 of the Code and shall be interpreted and applied consistently therewith.

2.	Sales of Assets.

(a)       The Company, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized to sell or to cause the Operating Partnership and the subsidiaries of the Operating Partnership to sell, upon such terms as may be deemed advisable, any or all of their assets for cash, notes, redemption of equity or such other assets as may be conveniently liquidated or distributed to the Stockholders.

(b)       The Company, the Operating Partnership and the Operating Partnership’s subsidiaries shall not authorize or transfer assets pursuant to any sale agreement between the Company, the Operating Partnership or any of the Operating Partnership’s subsidiaries, on the one hand, and an affiliate of the Company, the Operating Partnership or such subsidiary of the Operating Partnership, on the other hand, unless a majority of directors, including a majority of independent directors, not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company, the Operating Partnership or such subsidiary of the Operating Partnership, as the case may be.

4.    Payment of Creditors; Distributions to Stockholders. Subject to Section 8 hereof, the proper officers of the Company are authorized and directed to proceed promptly to: (a) collect the Company’s assets; (b) dispose of such assets as are not to be distributed in kind to the Stockholders; (c) pay or create a reserve fund for the payment of or otherwise adequately provide for the payment of all of the liabilities and obligations of the Company, the Operating Partnership and the Operating Partnership’s subsidiaries; (d) pay all expenses incidental to the Plan, including all counsel fees, accountants’ fees, advisory fees and such other fees and taxes as are necessary to effectuate the Plan; (e) cause the Operating Partnership to distribute its remaining assets, either in cash or in kind, to the limited and general partners of the Operating Partnership, in one or more distributions, in accordance with the terms and provisions of the Limited Partnership Agreement of the Operating Partnership; (f) distribute all the remaining assets of the Company, either in cash or in kind, to the Stockholders in one or more distributions, in accordance with the terms and provisions of the Company’s Articles of Amendment and Restatement, as may be amended and supplemented from time to time (the “charter”); and (g) do every other act necessary or advisable to wind up the affairs of the Company, the Operating Partnership and its subsidiaries and to dissolve the Company, the Operating Partnership and its subsidiaries. Upon the sale or other disposition of the assets of the Company and the payment of, or provision for, all of the liabilities and obligations of the Company, the Company shall be deemed to have liquidated.

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5.    Reserve Fund. The Company, acting for itself or in its capacity as the general partner of the Operating Partnership, as appropriate, is authorized, but not required, to establish, or to cause the Operating Partnership to establish, one or more reserve funds, in a reasonable amount and as may be deemed advisable, to meet known liabilities and liquidating expenses and estimated, unascertained or contingent liabilities and expenses. Creation of a reserve fund may be accomplished by a recording in the Company’s accounting ledgers of any accounting or bookkeeping entry which indicates the allocation of funds so set aside for payment. The Company is also authorized, but not required, to create a reserve fund by placing cash or property in escrow with an escrow agent for a specified term together with payment instructions. Any undistributed amounts remaining in such an escrowed reserve fund at the end of its term shall be returned to the Company, the liquidating trust referred to below or such other successor-in-interest to the Company as may then exist or, if no such entity is then in existence, shall be delivered to the abandoned property unit of the Maryland State Comptroller’s office. The Company may also create a reserve fund by any other reasonable means.

6.    Insurance Policies. The Company is authorized, but not required, to procure for itself and/or as general partner of the Operating Partnership to procure for the Operating Partnership, as appropriate, one or more insurance policies, in a reasonable amount and as may be deemed advisable, to cover unknown or unpaid liabilities and liquidating expenses and unascertained or contingent liabilities and expenses.

7.    Articles of Dissolution. Upon the sale or the assignment and conveyance of all or substantially all of the assets of the Company, and the taking of all actions required under the laws of the State of Maryland in connection with the liquidation and dissolution of the Company, the proper officers of the Company are authorized and directed to file articles of dissolution with the State Department of Assessments and Taxation of Maryland (the “Department”) pursuant to Section 3-407 of the MGCL and to take all other appropriate and necessary action to dissolve the Company under Maryland law. Prior to filing articles of dissolution, the Company shall give notice to its known creditors and employees as required by Section 3-404 of MGCL (alternatively, the Board may determine that the Company has no employees or known creditors) and satisfy all other prerequisites to such filing under Maryland law. Upon the Department’s acceptance of the articles of dissolution for record, as provided by Section 3-408(a) of the MGCL, the Company shall be dissolved.

8.    Effect and Timing of Distributions. Upon the complete distribution of all assets of the Company (the “Final Distribution”) to the holders of outstanding shares of Common Stock and the dissolution of the Company as contemplated by Section 7 above, all such shares of Common Stock shall be canceled and no longer deemed outstanding and all rights of the holders thereof as Stockholders shall cease and terminate. The Company shall use commercially reasonable efforts to cause the liquidation and dissolution of the Company to occur and to pay the Final Distribution to holders of outstanding shares of Common Stock no later than the second anniversary of the Effective Date.

9.    Final Distribution as Distribution in Kind of Liquidating Trust Beneficial Interests. In the event that the Board deems it necessary or advisable in order to preserve the Company’s status as a REIT or otherwise avoid the payment of income tax, the Board deems it necessary or advisable in order to enable the Company to terminate its obligation to file quarterly reports and audited annual financial statements with the Securities and Exchange Commission (the “Commission”) or the Board determines it is otherwise advantageous or appropriate to do so, the Board may cause the Company to pay the Final Distribution as a distribution in kind of beneficial interests in a trust (the “Liquidating Trust”), at such time as the Board deems appropriate in its sole discretion (provided only that any remaining outstanding units of limited partnership interest in the Operating Partnership have been completely redeemed prior to the transfer and assignment mentioned below), substantially as follows:

(a)       The Board may create the Liquidating Trust under Maryland statutory or common law and may transfer and assign, and may, as general partner, cause the Operating Partnership to transfer and assign, to the Liquidating Trust all of the assets of the Company, the Operating Partnership and the Operating Partnership’s subsidiaries of every sort whatsoever, including their unsold properties, assets, claims, contingent claims and causes of action, subject to all of their unsatisfied debts, liabilities and expenses, known or unknown, contingent or otherwise. From and after the date of such transfer and assignment of assets (subject to liabilities) to the Liquidating Trust, the Board, the Company, the Operating Partnership and the Operating Partnership’s subsidiaries shall have no interest of any character in and to any such assets and all of such assets shall thereafter by held by the Liquidating Trust.

(b)       Simultaneously with such transfer and assignment, shares of beneficial interest in the Liquidating Trust shall be deemed to be distributed to each holder of shares of Common Stock, all of whom shall automatically and without any need for notice or presentment be deemed to hold corresponding shares of beneficial interest in the Liquidating Trust. Such distribution of shares of beneficial interest in the Liquidating Trust shall constitute the Final Distribution of all of the assets of the Company to the Stockholders pursuant to Section 8 above.

(c)       The initial trustees of the Liquidating Trust shall be designated by the Board.

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(d)       The declaration of trust or other instrument governing the Liquidating Trust (the “Declaration of Trust”) shall provide, among other things, that, immediately following such transfer, assignment and distribution, each share of beneficial interest in the Liquidating Trust shall have a claim upon the assets of the Liquidating Trust that is the substantial economic equivalent of the claims each share of Common Stock had upon the combined assets of the Company and the Operating Partnership immediately prior to the transfer, assignment and distribution. The Declaration of Trust shall further provide that the Liquidating Trust’s activities shall be limited to conserving, protecting and selling the assets transferred to it and distributing the proceeds therefrom, including holding such assets for the benefit of the holders of beneficial interests in the Liquidating Trust, temporarily investing such proceeds and collecting income therefrom, providing for the debts, liabilities and expenses of the Company and the Operating Partnership, paying liquidating distributions to the holders of shares of beneficial interest in the Liquidating Trust and taking other actions as may be deemed necessary or appropriate by the trustees to conserve and protect the assets of the Liquidating Trust and provide for the orderly liquidation thereof.

(e)       Approval of the Plan shall constitute the approval by the Stockholders of the transfer and assignment to the Liquidating Trust, the form and substance of the Declaration of Trust as approved by the Board and the appointment of trustees selected by the Board.

10.   Termination of Exchange Act Registration. Immediately prior to any transfer to the Liquidating Trust, or at such other time as the Board considers appropriate, the Board and the proper officers of the Company are authorized to cause the Company to file a Form 15 (or take other appropriate action) to terminate the registration of the Common Stock under the Securities Exchange Act of 1934, as amended.

11.   Excluded Property. The Company owns a hotel property located in Houston, Texas referred to as the Residence Inn Houston Medical Center (the “Medical Center Property”). Prior to the Board’s consideration and approval of the Plan, the Board, including all of the independent directors, had determined that it was advisable and in the Company’s best interests to sell the Medical Center Property. The Board has determined that the sale of the Medical Center Property should be completed whether or not the Stockholders approve the Plan. Accordingly, the completion of the sale of the Medical Center Property is not subject to the approval of the Plan by the Stockholders.

12.   Interpretation; General Authority. The Board, the trustees of the Liquidating Trust and the proper officers of the Company are hereby authorized to interpret the provisions of the Plan and are hereby authorized and directed to take such actions, to give such notices to creditors, stockholders and governmental entities, to make such filings with governmental entities and to execute such agreements, conveyances, assignments, transfers, certificates and other documents, as may, in their discretion, be necessary or advisable in order to wind up expeditiously the affairs of the Company and complete the liquidation and dissolution thereof, including, without limitation: (a) the execution of any contracts, deeds, assignments or other instruments necessary or appropriate to sell or otherwise dispose of any or all property of the Company, the Operating Partnership, any of the Operating Partnership’s subsidiaries or the Liquidating Trust, whether real or personal, tangible or intangible; (b) the appointment of other persons to carry out any aspect of the Plan; and (c) the temporary investment of funds in such medium as the Board or the trustees of the Liquidating Trust may deem appropriate.

13.   Director Compensation. The independent members of the Board shall continue to receive compensation until the Final Distribution, provided that they remain members of the Board.

14.   Indemnification. The Company and/or the Board shall reserve sufficient assets and/or obtain or maintain such insurance (including, without limitation, directors and officers insurance) as shall be necessary or advisable to provide the continued indemnification of the directors, officers and agents of the Company and such other parties whom the Company has agreed to indemnify, to the maximum extent provided by the charter and bylaws of the Company, any existing indemnification agreement to which the Company is a party and applicable law. At the discretion of the Board, such insurance may include coverage for the periods after the dissolution of the Company, including periods after the termination of any Liquidating Trust, and may include coverage for trustees, officers, employees and agents of such Liquidating Trust.

15.   Governing Law. The validity, interpretation and performance of the Plan shall be controlled by and construed under the laws of the State of Maryland.

16.   Termination of Plan of Liquidation; Amendment. The Board may terminate the Plan for any reason. The power of termination shall be exercisable both before and after approval of the Plan by the Stockholders, but such power shall not continue after articles of dissolution have been accepted for record by the Department. Notwithstanding approval of the Plan by the Stockholders, the Board may modify or amend the Plan without further action by the Stockholders to the extent permitted under then current law.

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